                                                                   Exhibit 10.26
                                                                   -------------



                                   AGREEMENT

                                      AND

                             PLAN OF REORGANIZATION

                                    BETWEEN

                            INTEK INFORMATION, INC.

                                      AND

                    PROTOCALL NEW BUSINESS SPECIALISTS, INC.



                          DATED AS OF FEBRUARY 3, 1997
                                      ----------

                                 SCHEDULES TO

                 AGREEMENT AND PLAN OF REORGANIZATION BETWEEN

     INTEK INFORMATION, INC. and PROTOCALL NEW BUSINESS SPECIALISTS, INC.

Schedule No.        Description
------------        -----------

1.5                 Officers and Directors of Surviving Corp.
2.1                 Protocall Shareholders
2.2                 Protocall good standing states
2.4.A               Protocall Articles and Bylaws
2.4.B               Officers and directors of Protocall
2.5                 Subsidiaries of Protocall
2.7.A               Exceptions to acquisition effect on government permits
2.7.B               Exceptions to effect on contracts
2.10                Permits, licenses of Protocall
2.11.1              Protocall financial statements
2.11.2              Exceptions to financial statements
2.12.2.A            Exceptions to Taxes representation
2.12.2.B            Exception to Taxes representation
2.13                Title to properties and assets; liens and encumbrances
2.14                Furniture, fixtures and equipment
2.15.A              Insurance
2.15.B              Exceptions to Insurance Rates
2.16                Leases and other material contracts
2.17                Litigation
2.18                Intellectual property
2.19                Interests in competitors
2.21                Insider transactions
2.23                Labor and employment disputes
2.24                Employee benefit plans
2.25                Banking and investment information
2.28                Certain changes
2.30.7              Shareholder mailing addresses and states of residence
2.31.A              Material agreements with customers or suppliers
2.31.B              5% customers or suppliers
3.1                 Intek Good Standing States
3.4                 Intek Capitalization
3.5.A               Intek Charter and Bylaws
3.5.B               Intek Officers and Directors
3.7                 Intek Financial Statements
3.9                 Intek Title Properties, Assets and Liens, etc.

3.11                Intek Patents and Other Intangible Assets
3.12                Intek Material Contracts and Commitments
3.14                Intek Litigation
3.19                Intek Transactions with its Officers, Directors,
                     or Shareholders
3.20                Intek Tax Exceptions
3.23.1              Intek Material Licenses
3.27                Intek Benefit Plans
3.28                Intek Effect of Agreement
3.30                Intek Insurance
3.31                Intek Insider Transactions
4.22                Guarantees



                                  EXHIBITS TO

                 AGREEMENT AND PLAN OF REORGANIZATION BETWEEN

     INTEK INFORMATION, INC. and PROTOCALL NEW BUSINESS SPECIALISTS, INC.

Exhibit No.         Description
-----------         -----------

1.1.A               Certificate of Merger (California)
1.1.B               Articles of Merger (Colorado)
1.15                Escrow Agreement
2.44                Tax Opinion of Andrews & Kurth, LLP
3.36                Tax Opinion of Chrisman, Bynum & Johnson, P.C.
4.5                 Employment Agreements and Option Agreements
4.10                Affiliate Letter and Shareholder Certificate Re Tax-Free
                     Reorganization
4.29                FIRPTA Certificate

                     AGREEMENT AND PLAN OF REORGANIZATION
                        BETWEEN INTEK INFORMATION, INC.
                 AND PROTOCALL NEW BUSINESS SPECIALISTS, INC.



     This Agreement is dated as of February 3, 1997, among Intek Information, Inc., a Delaware corporation ("Intek") and Protocall New Business Specialists, Inc., a California corporation, ("Protocall"). For certain limited purposes, the shareholders of Protocall (the "Shareholders") are parties to this Agreement.

                                   RECITALS

     A. Protocall is the owner of a business generally engaged in the provision of call centers providing outsourced teleservicing services.

     B. Intek and Protocall desire to have Intek acquire Protocall by means of a merger of Protocall with and into Intek Acquisition Corp., a Colorado corporation ("Sub"), a wholly owned subsidiary of Intek, by means of a forward triangular merger (the "Merger") intended to qualify as a partially tax free reorganization under Section 368(a)(2)(D) of the Internal Revenue Code.

     C. The parties understand that the Merger will not be treated as a pooling of interests for accounting purposes.

     D. Concurrently with the "Closing" (as defined below) of this Agreement, among other things: (i) a Shareholders Agreement (the "Shareholders Agreement") will be entered into by and among Intek, the Shareholders receiving stock of Intek hereunder and the other stockholders of Intek, (ii) a Registration Rights Agreement (the "Registration Rights Agreement") will be entered into by and between Intek, the Shareholders receiving stock of Intek hereunder and possibly certain other persons, (iii) certain employees of Protocall will enter into employment agreements and stock option agreements with Sub or Intek; and (iv) Intek, the Shareholders and an escrow agent for the escrow of certain of the "Exchange Consideration" (as defined below) will enter into an Escrow Agreement. Each of those agreements shall become effective only upon the Effective Time of the Merger (as defined below); and each of those documents and the other operative documents and certificates (including affiliate letters) to be executed and delivered in connection herewith is referred to as a "Document" or the "Documents."

                         AGREEMENT AND PLAN OF MERGER

                                   ARTICLE I
                                   ---------
                                  THE MERGER
                                  ----------

          1.1. Effective Time of the Merger.  The Merger shall become effective
               ----------------------------
at the later of the time of the filing of a Certificate of Merger and related Agreement and Plan of Merger substantially in the form attached as Exhibit 1.1.A. hereto with the Secretary of State of California and the filing of the Articles of Merger substantially in the form of Exhibit 1.1.B. with the Secretary of State of Colorado, which filings shall be made immediately following Closing. The time the Merger becomes effective is hereinafter referred to as the "Effective Time of the Merger." The delivery of the California tax certificate referenced herein is not a precondition to the filing of the Merger documents.

          1.2. Surviving Corporation.  At the Effective Time of the Merger,
               ---------------------
Protocall shall be merged with and into Sub, which shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and which shall continue its corporate existence under the laws of the State of Colorado.

          1.3. Articles of Incorporation.  The Articles of Incorporation of Sub,
               -------------------------
as in effect at the Effective Time of the Merger, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law; provided, however, that the Articles of Merger shall change the name of Sub to Protocall New Business Specialists, Inc.

          1.4. Bylaws.  The Bylaws of Sub, as in effect at the Effective Time of
               ------
the Merger, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

          1.5. Directors and Officers.  The officers of the Surviving
               ----------------------
Corporation and the directors of the Surviving Corporation immediately after the Effective Time of the Merger shall be as set forth on Schedule 1.5; such officers and directors to hold office in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation.

          1.6. Protocall Capitalization.  At the Effective Time of the Merger,
               ------------------------
the outstanding capitalization of Protocall consists solely of 2,025 shares of Protocall Series A Preferred Stock ("Protocall Preferred") and 9,775 shares of Protocall Common Stock ("Protocall Common") (collectively "Protocall Stock").

          1.7. Conversion of Shares.  As of the Effective Time of the Merger, by
               --------------------
virtue of the Merger and without any action on the part of the holder of any share of Protocall Stock, or on the part of the holder of any share of common stock of Sub ("Sub Common Stock"), aggregate Exchange Consideration (as defined below), which the parties hereto have agreed is worth $6,457,735, shall be delivered to the Shareholders, and shall be paid out as follows:

               (a) Each share of Protocall Preferred outstanding immediately prior to the Effective Time of the Merger (excluding those shares of Protocall Preferred held by Protocall as treasury shares or those held by Intek or its subsidiaries, which shall cease to exist and be cancelled as of the Effective Time of the Merger) shall be converted into (i) $466.61 (being

$944,884 divided by 2,025), less the amount of applicable withholding taxes. Such amount shall be payable by wire transfers in the aggregate amount of $807,595.86 (being $944,884, less the sum of $137,288.14 previously delivered to purchase the Option). Of such $807,595.86, $73,502.64 shall be placed in the Escrow Agreement escrow. The Delay Payment allocable to the Protocall Preferred ($193.60 per day) shall be added to the amount of $807,595, as Exchange Consideration, but shall not affect the Option amount or the amount placed in escrow.

               (b) Each share of Protocall Common outstanding immediately prior to the Effective Time of the Merger (excluding those shares of Protocall Common held by Protocall as treasury shares or those held by Intek or its subsidiaries, which shall cease to exist and be cancelled) shall be converted into (i) 190.616 shares of Series B Convertible Preferred Stock of Intek ("Series B") which is equal to 1,863,271 (subject to adjustment as provided in Section 1.7(d) divided by 9,775 (9,775 being the outstanding number of shares of Protocall Common)), plus (ii) $232.11 (being $2,268,896 divided by 9,775 [Number of shares of Protocall Common]). Such amount shall be payable by wire transfer in the aggregate amount of $1,606,184.20 (being $2,268,896 less the sum of $662,711.86 previously delivered to purchase the Option). Of such $1,606,184.20, $176,497.36 shall be placed in the Escrow Agreement escrow, and 144,000 shares of Series B shall be placed into such escrow. The Delay Payment allocable to the Protocall Common ($385.05 per day) shall be added to the amount of $1,606,184.20 as Exchange Consideration, but shall not affect the Option amount or the amount placed in the escrow.

               (c) The amount to be so received (including amounts previously delivered) per share of Protocall Stock is referred to as the "Exchange Consideration." The Exchange Consideration relative to a share of Protocall Stock is herein sometimes referred to as the "Conversion Ratio."

               (d) Intek contemplates an investment by The Beacon Group III - Focus Value Fund L.P. ("Beacon") in Intek. That investment contemplates certain documents including the Shareholders Agreement and the registration rights agreement which Beacon will enter into with Intek (the "Beacon Registration Agreement"). Intek has delivered to the Shareholders Representative the Shareholders Agreement, the Beacon Registration Agreement, the Registration Rights Agreement, the Series B Stock Purchase Agreement, the registration rights agreement, as amended, among Resource BancShares Corporation, Timothy C. O'Crowley and Intek, the Intek Amended and Restated Certificate of Incorporation, and the By-laws of Intek, related to the Beacon transaction. Those documents provide for a Conversion Price of $1.741 per share with respect to the conversion of the Series B to Intek common stock. If the actual initial Conversion Price is more or less than $1.741 then the number of shares of Series B issuable as the aggregate Exchange Consideration shall be adjusted to that number which when multiplied by the actual Series B Conversion Price equals $3,243,955.

               (e) The cash to be delivered as part of the Exchange Consideration (including amounts previously delivered) is in the aggregate $3,213,780 and is referred to as the

"Cash Consideration."

                (f) Protocall and the Shareholders agree, and warrant to Intek, that the value of the Exchange Consideration per share of Protocall Preferred is appropriate relative to the value of the Exchange Consideration per share of Protocall Common and that notwithstanding any provision of Protocall's governing documents, including its Articles of Incorporation, or any agreement, no Shareholder is entitled to any amount in respect of Protocall capital stock except the Exchange Consideration to be received by him as provided herein.

                (g) The $25,000 payment and $75,000 principal amount loan previously made by Intek to Protocall is not a part of the Exchange Consideration and does not reduce the Exchange Consideration, and such $75,000 principal amount loan will not be cancelled or forgiven as a result of the Merger.


          1.8.  No Fractional Shares.  Notwithstanding any other provision
                --------------------
hereof, no fractional shares of Series B shall be issued to holders of Protocall Stock. In lieu thereof, each holder of shares of Protocall Stock who is entitled to a fraction of a share of Series B shall receive an amount of cash equal to the conversion price of the Series B multiplied by the fraction of a share of Series B to which such stockholder would be otherwise entitled. No such holder shall be entitled to dividends, voting rights or any other right of stockholders in respect of any fractional share.

          1.9.  Options and Warrants.  Protocall as of Closing does not have
                --------------------
options, warrants, convertible debt, convertible securities, or other rights outstanding to acquire any Protocall Stock or other Protocall securities so no provision is made in respect thereof. The Shareholders have issued the "Option" (as defined in Section 1.19).

          1.10. Adjustments.  If between the date of this Agreement and the
                -----------
Effective Time of the Merger the outstanding shares of Protocall Stock, Intek Common Stock or Series B, shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares or if a stock dividend thereon shall be declared with a record date within said period, or if for any other reason as of the Effective Time of the Merger there are more then the above specified number of shares of Protocall Stock outstanding, the Conversion Ratio shall be adjusted accordingly.

          1.11. Stock Transfer Books.  At the Effective Time of the Merger,
                --------------------
the stock transfer books of Protocall shall be closed and no transfer of shares of Protocall Stock outstanding immediately prior to the Effective Time of the Merger shall thereafter be made. If certificates representing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Exchange Consideration as provided in Section 1.13.

          1.12. Closing.  The closing of the transactions contemplated by
                -------
this Agreement

(the "Closing") shall take place on the date the proceeds from Beacon of the Series B financing are received, as required in Section 5.1.1., and 5.2.1. but not later than twenty-one days after the date hereof. The Closing will take place at Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, Colorado 80302, (303) 546-1300, or in New York, New York at the location of the closing of the Series B transaction with Beacon, as designated by Intek not less than three (3) days before the Closing, unless otherwise mutually agreed.

          1.13. Issuance and Delivery of Exchange Consideration.
                -----------------------------------------------
Immediately after the Effective Time of the Merger, Intek shall deliver to each holder of shares of Protocall Stock converted into Exchange Consideration pursuant to Section 1.7 hereof, upon surrender by such holder to Intek of one or more certificates representing such shares for cancellation (except as to items to be delivered to the escrow agent as provided in Section 1.15): (i) if applicable, certificates representing the aggregate number of shares of Series B into which such surrendered shares have been converted and (ii) a wire transfer into such account as such Protocall Shareholder shall designate for the aggregate unpaid Cash Consideration in respect of such Protocall shares and a wire transfer in the amount, if any, payable pursuant to Section 1.8. in respect of fractional shares. Subsequent to the Effective Time of the Merger, unless and until an outstanding Protocall certificate is so surrendered, (i) no dividends or distributions of any kind payable to the holders of record of Series B or Intek Common Stock into which the Series B may be converted, shall be paid by Intek to the holder of such an outstanding certificate representing Protocall Stock, and (ii) no such holder shall have a right to receive such dividends or distributions. Upon the surrender and exchange of such an outstanding Protocall certificate, the holder shall be paid, without interest, the amount of any dividends or distributions which theretofore became payable with respect to the shares of Series B or Intek Common Stock, as applicable, evidenced by such certificate.

          1.14. Intek Stock.  The Series B will be restricted stock subject
                -----------
to certain restrictions on transfer including, without limitation, the restrictions contained herein and in the Shareholders Agreement and in the Registration Rights Agreement. The Series B to be issued will not have been registered under the Securities Act of 1933, as amended, or qualified under applicable Blue Sky laws.

          1.15. Escrow.  As security for the indemnity provisions of this
                ------
Agreement from Protocall and the Shareholders to Intek, $250,000 in cash and 144,000 shares of Series B representing a proportionate part of the Exchange Consideration deliverable hereunder to each Shareholder shall be physically held for thirteen (13) months after the Closing by Bank One, N.A., Denver, Colorado as escrow agent, in escrow, but issued in the names of the Shareholders. The parties specifically understand that this is not an "earn out" or similar provision. The Escrow Agreement shall be in substantially the form of Exhibit
1.15. attached hereto.

          1.16.     Transaction Costs.  The amount of all fees and costs of or
                    -----------------
related to the negotiation, structuring or documentation of the transactions described herein, including all professional fees, finders fees, investment banker fees and consultant fees, paid, incurred or accrued by Protocall ("Transaction Costs") through the Effective Time of the Merger shall not exceed the following payments: (i) the tax and accounting fees of Arthur Andersen LLP ("Arthur Andersen") (estimated unpaid cost at $20,000);
(ii) the consulting fees of John Steuart ($61,000); (iii) miscellaneous reasonable travel costs and miscellaneous consulting fees (to other than John Steuart) of up to $10,000 (coach class, standard hotel room); and (iv) fees and expenses of Andrews & Kurth up to $50,000. All such billings are subject to the review of Intek. Protocall shall pay all such expenses in any event. To the extent any amount listed above is exceeded the aggregate Cash Consideration shall be reduced in the amount of such excess. Persons who will enter into employment agreements with Intek or Sub will pay the legal fees associated with the negotiation by them of such agreements. Each Shareholder shall bear their own costs of the transactions contemplated herein to avoid an imputed payment of cash consideration affecting the partially tax-free reorganization treatment of the Merger and the foregoing allocation is intended to reach such result. Notwithstanding the foregoing, as to work requested by Intek of Arthur Andersen, the parties acknowledge any actual audit of Protocall to prepare audited financial statements is for the benefit of Intek and will be paid by Intek regardless of whether the Closing occurs.

          1.17 Second Round Financing Requirements.  Beacon as a purchaser of
               -----------------------------------
Intek securities requires execution and delivery of the Shareholders Agreement, the Beacon Registration Agreement, the Registration Rights Agreement, and the Amended and Restated Certificate of Incorporation of Intek (the "Series B Documents").

          1.18 Delay Payment.  The "Delay Payment" is in the aggregate $578.65
               -------------
for each day after February 4, 1997 up to and including the Closing Date, and shall be allocated to each share of Protocall Stock in the same ratio as the Cash portion of the Exchange Consideration is paid.

          1.19 Option Sale.  Contemporaneous with the execution of this
               -----------
Agreement, Intek shall purchase from the Shareholders of Protocall for an aggregate price of $800,000 an option (the "Option") to effect the Merger of Protocall into Sub pursuant to the terms of this Agreement. Such consideration is to be divided pro rata among the Shareholders of Protocall. Upon consummation of the Merger, the purchase price of the Option shall be treated hereunder as a portion of the aggregate Exchange Consideration. If the Merger is not consummated pursuant to the terms of this Agreement prior to the date twenty-one days following the date hereof, for any reason other than by an action or omission by Protocall that directly leads to a material breach of this Agreement by Protocall, the Option shall automatically expire as of such date, this Agreement shall be terminated and the purchase price of the Option shall be retained by the Shareholders of Protocall. If the Merger is not consummated pursuant to the terms of this Agreement prior to the date twenty-one days following the date hereof due solely to an action or omission by Protocall that directly leads to a material breach of this Agreement by Protocall, then the full purchase price of the Option shall be repaid immediately to Intek.

                                   ARTICLE II
                                   ----------
                  REPRESENTATIONS AND WARRANTIES OF PROTOCALL
                  -------------------------------------------
                              AND THE SHAREHOLDERS
                              --------------------

     Protocall and the Shareholders (as limited by Article VII) (collectively and singly, the "Representing Party") represent and warrant to Intek as follows as of the date hereof, as of the Closing and as of the Effective Time of the Merger.

          2.1. Authorization Capitalization; Outstanding Shares.  The authorized
               ------------------------------------------------
capital stock of Protocall on the date hereof consists of 100,000 shares of one class of common stock without a stated par value per share, of which 9,775 shares are issued and outstanding, and 50,000 shares of Preferred Stock of which 25,000 are undesignated and 25,000 shares are designated as Series A Convertible Preferred Stock without a stated par value per share, of which 2,025 shares of Series A Convertible Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Protocall Stock are duly authorized, fully paid, validly issued and non-assessable, with no personal liability attaching to the ownership hereof. Each Shareholder is the record and beneficial owner of, and has marketable, legal and valid title to, the shares of Protocall Stock as set forth on Schedule 2.1 under the caption "Current Ownership." As of the Closing and as of the Effective Time of the Merger each Shareholder is and will be the beneficial owner of, and have marketable, legal and valid title to, the Protocall Stock as set forth on Schedule 2.1. under the caption "Closing Ownership."

          2.2  Organization; Good Standing; Power; Etc.; Protocall Partnership.
               ---------------------------------------------------------------
Protocall: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (ii) is authorized or licensed to do business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 2.2; (iii) is not required to be authorized or licensed to do business as a foreign corporation in any other jurisdiction (within or without the United States) except jurisdictions in which Protocall's failure to qualify to do business will have no Material adverse effect on the business, prospects, operations, properties, assets or condition (financial or otherwise) of Protocall or, if Protocall is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any Material adverse effect; and (iv) has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

          Protocall was capitalized by a contribution of all the assets of a general partnership (the "Partnership") known as "Protocall," the only partners of which were Frank Richards and Tyce Fields. Frank Richards and Tyce Fields will make a good faith effort to provide copies of the documents pursuant to which that contribution occurred to Intek after the Closing. The Partnership has been dissolved.

          2.3  Agreements Relating to Stock; Options; Warrants; Restrictions on
               ----------------------------------------------------------------
Shares; Etc.  Except for the Option, neither Protocall nor any Shareholder, is a
------------
party to any written or oral agreement, understanding, arrangement or commitment or bound by any certificate of incorporation, bylaw or instrument (including options, warrants or convertible securities) which creates any rights in any person with respect to shares of the capital stock or any other securities of Protocall including any which relates to the voting of, restricts the transfer of, requires Protocall or the Shareholder to issue or sell, or creates rights in any person with respect to the capital stock or other securities of Protocall (or warrants or rights with respect thereto). Except for the Option, there exist no options or other rights to purchase, or rights to convert any securities or obligations into, any shares of the capital stock or other securities of Protocall.

          2.4. Charter and Bylaws; Officers and Directors.  Complete and correct
               ------------------------------------------
copies of: (i) Protocall's corporate charter or articles, as amended to date ("Charter"), certified by the appropriate officials of the jurisdiction of incorporation; and (ii) Protocall's Bylaws, as amended to date ("Bylaws"), are attached as Schedule 2.4.A. Such Charter and Bylaws are fully in force and effect, and Protocall is not in violation of any of the provisions thereof. A complete and correct list of all officers and directors of Protocall is set forth in Schedule 2.4.B.

          2.5. No Subsidiaries.  Protocall does not own and Protocall has never
               ---------------
owned, any interest, directly or indirectly, in any other corporation, person, company, limited liability company, business, trust, partnership, limited partnership, joint venture, or other entity or association, except as listed on
Schedule 2.5.

          2.6. Authorizations and Enforceability.  Each Shareholder and
               ---------------------------------
Protocall has all requisite power and authority to execute, deliver and perform this Agreement, and any ancillary agreements hereto, and to consummate the transactions contemplated hereby. This Agreement and the Documents have been duly and validly authorized by Protocall, and have been duly and validly executed and delivered by each Shareholder and Protocall and constitute the valid and binding obligation of each Shareholder and Protocall fully enforceable in accordance with their respective terms, except as may be limited by principles of public policy and except as indemnification provisions may be limited by securities laws, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          2.7. Effect of Agreement, Etc..  The execution, delivery and
               -------------------------
performance of this Agreement by each Shareholder and Protocall and the consummation of the transactions contemplated hereby will not, with or without the giving of notice of the lapse of time, or both: (i) violate any provision of law, statute, rule or regulation to which Protocall or any Shareholder is subject; (ii) violate any judgment, order, writ or decree of any court, arbitrator or governmental agency applicable to Protocall or any Shareholder;
(iii) have any effect on any of Protocall's permits, licenses, tariffs, orders or approvals or the ability of Protocall to make use of such permits, licenses, tariffs, orders or approvals, except as set forth in Schedule 2.7.A.; or (iv) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Protocall pursuant to any charter, bylaw, commitment, contract or other agreement or instrument, including any of the Commitments (as defined in Section 2.16) to which Protocall is a party or by which any of its assets or properties are or may be bound or affected or from which Protocall derives benefit except as set forth in Schedule 2.7.B.

          2.8.  Restrictions; Burdensome Agreements.  Neither Protocall nor any
                -----------------------------------
of the Shareholders is a party to any contract, commitment or agreement, and neither Protocall nor any of the Shareholders or any of their respective properties and assets are subject to or bound or affected, by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would: (i) prevent any Shareholder or Protocall from entering into this Agreement or from consummating the transactions contemplated hereby; or (ii) have a Material adverse effect on the business, properties, prospects or the condition, financial or otherwise, of Protocall. Protocall has no Knowledge that any of Protocall's contracts or agreements are on terms more burdensome to Protocall than typical contracts and agreements in its industry for companies the size and scope of Protocall.

          2.9.  Government Consents.  No consent, authorization or approval of,
                -------------------
or exemption by, or filing with, any governmental, public or self-regulating body or authority (including, but not limited to, any licensing authority with jurisdiction over the telecommunication services used or provided by Protocall) is required by any Shareholder or Protocall for consummation of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

          2.10. Compliance; Licenses and Permits.
                --------------------------------

                2.10.1 Protocall has all requisite corporate power and authority, and all permits, licenses, tariffs, orders and approvals of governmental and administrative authorities which are Material, to own, lease and operate its properties and to carry on its business as presently or previously conducted; all such presently existing permits, licenses, tariffs, orders and approvals Material to the conduct of the business of Protocall are listed in Schedule 2.10, are in full force and effect, and no suspension or cancellation of any of them is pending or, to the Knowledge of Protocall, threatened.

                2.10.2 Protocall has complied in all respects with, and is not in violation in any respect of, all or any Legal Requirements applicable to the business of Protocall as presently or previously conducted, or as currently proposed to be conducted, except where such non-compliance or violation has not had, and could not reasonably be expected to have, a Material adverse effect upon Protocall. Protocall (including to Protocall's Knowledge all applicable employees) has all Federal, state, local and foreign governmental tariffs, orders, licenses and permits (collectively, "Permits") which are required for the conduct of its business presently or previously conducted by Protocall, which Permits are in full force and effect, and no violations are outstanding or uncured with respect to any such Permits and no proceeding is pending or, to the Knowledge of

     Protocall, threatened to revoke or limit any thereof. No condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of a Legal Requirement or Permit except where such noncompliance or violation has not had, and could not reasonably be expected to have, a Material adverse effect upon Protocall. "Legal Requirement" means any applicable law, rule, regulation, order or ordinance. To the Knowledge of Protocall its proposed activities will not violate any Legal Requirement proposed to be adopted, in such a fashion as to have a Material adverse effect on Protocall.

          2.11. Financial Statements; Absence of Undisclosed Liabilities.
                --------------------------------------------------------

                2.11.1. Protocall's unaudited balance sheets dated as of July 31, 1995, July 31, 1996 and November 30, 1996, and Protocall's unaudited statements of operations for the fiscal year ended July 31, 1996 and four-month period ended November 30, 1996 (the "Protocall Financial Statements") are attached as Schedule 2.11.1 The Protocall Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except for the absence of notes, or in the case of the statements for the period ended November 30, 1996, normal year end adjustments). The Protocall Financial Statements fairly present, in all Material respects, the financial condition and results of operations of Protocall as of the dates indicated. The November 30, 1996 balance sheet is referred to as the "Balance Sheet" and November 30, 1996 is referred to as the "Balance Sheet Date."

                2.11.2. Except to the extent reflected or reserved against or otherwise disclosed in the Protocall Financial Statements, in another Schedule hereto as cross-referenced in Schedule 2.11.2, or in Schedule 2.11.2, as of the Balance Sheet Date, Protocall had no liabilities, debts or other obligations of any nature, whether absolute, accrued, contingent or otherwise, or whether due or to become due, including, without limitation, liabilities for Taxes, in excess of $15,000 in any one case or which in the aggregate are Material. Subsequent to the Balance Sheet Date, Protocall has not incurred any liabilities, debts or obligations other than in the ordinary course of business (and such ordinary course items do not in the aggregate exceed $100,000), except as listed in Schedule 2.11.2, or otherwise disclosed herein including the payables run described below or in the Schedules hereto, and has endeavored to properly record in its books of account all items of income and expense and all other proper charges and accruals required to be made in accordance with GAAP. Since the Balance Sheet Date, no debts or liabilities of or to Protocall have been forgiven, settled or compromised, except for full consideration or except in the ordinary course of business. To assist in disclosing the status of its debts Protocall has delivered to Intek an accounts payable run off Protocall's computer, as prepared in the ordinary course of Protocall's business, which run occurred not more than five (5) days before the date of this Agreement. The parties recognize that in the ordinary course of business invoices arrive at various times.

          2.12. Tax Matters.
                -----------

                2.12.1. Protocall's fiscal year for income tax reporting purposes ends July 31.

                2.12.2. Protocall has timely filed (including extension) all Tax returns that are required to have been filed by it with appropriate federal, state, county and local government agencies or instrumentalities, that would have a Material adverse effect if not filed, except as provided in Schedule 2.12.2.A. Protocall has paid or established reserves for all income, franchise, payroll and other Taxes except as set forth in Schedule 2.12.2.B. An estimate of accrued Taxes is set forth in Schedule 2.12.B. There is no pending dispute with any Taxing authority relating to any of Protocall's Returns. Protocall has no Knowledge of any proposed Material liability for any Tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Protocall Financial Statements or accrued since the date of the Protocall Financial Statements. No federal or state income or sales Tax Returns of Protocall have been audited. Neither Protocall nor the Partnership have executed or filed with any Taxing authority any agreement extending the period for assessment or collection of any Taxes. Protocall has not consented to have the provisions of Section 341(f) (which relates to collapsible corporations) of the Internal Revenue Code of 1986, as amended (the "Code") apply to it. Complete and correct copies of the income tax returns of Protocall and the Partnership for fiscal years ending in 1993, 1994, 1995, and 1996 as filed with the Internal Revenue Service and all state taxing authorities, together with all related correspondence and notices, have previously been delivered to Intek.

                2.12.3. Protocall has never been taxed pursuant to Subchapter S of the Code.

          2.13. Title to Properties; Absence of Liens and Encumbrances; Etc..
                ------------------------------------------------------------
Except as disclosed on Schedule 2.13 Protocall does not own any real property. Except as set forth in Schedule 2.13, Protocall owns good and marketable title to the properties and assets used in its business (including, without limitation, the assets reflected in the Protocall Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all mortgages, security interests, claims, liens, charges, encumbrances, restrictions on use or transfer or other defects in title. The fixed assets of Protocall reflected in the Protocall Financial Statements are all located on real property owned or leased by Protocall and all personal property located at or on such real property is owned or leased (as disclosed in the Schedules) by Protocall. Protocall is not a bailee for any other entity, except as set forth on Schedule 2.13. The leases and other agreements under which Protocall holds, leases or is entitled to the use of any real property or personal property involving lease payments of over $25,000 per year, are set forth in Scheduled 2.16, and are in full force and effect, and all rentals, royalties or other payments payable thereunder prior to the date hereof have been duly paid. All "buy-out" prices under operating or capital leases are shown on Schedule 2.16 if such payout price is in excess of

$25,000 under any one lease, regardless as to whether the lessee has any obligation to purchase such property.

          2.14. Facilities; Equipment and Condition.  Schedule 2.14 sets forth
                -----------------------------------
a correct and complete list of all of the furniture, fixtures or equipment having a book value, before accumulated depreciation or amortization, of more than $25,000 (or, in the case of any such equipment which is leased and does not have a book value for purposes of Protocall's financial statements, in the opinion of Protocall management has a fair market value in excess of $25,000), buildings, plants, warehouses and other real estate owned or used by Protocall in the conduct of its businesses ("Fixed Assets"), indicating whether such property is owned or leased, and complete legal descriptions of all real property. The Fixed Assets owned, operated or leased by Protocall are in good condition and repair (ordinary wear and tear excepted) and suitable for the uses for which intended. All such Fixed Assets are operated in conformity with all applicable laws, ordinances, regulations, orders and other requirements relating thereto currently in effect, scheduled to come into effect or, to the Knowledge of Protocall, proposed.

          2.15. Insurance.  Schedule 2.15.A. consists of declaration pages
                ---------
(including amounts, scope and coverage) of all of the policies of insurance and fidelity or surety bonds carried by Protocall since January 1, 1993. All current policies are in full effect. Protocall has not failed to give any notice or present any claim under any insurance policy, fidelity bond or surety bond in due and timely fashion. To Protocall's Knowledge there are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the properties and assets owned or leased by Protocall, by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on or with respect to any of the properties and assets owned or leased by Protocall or requiring or recommending any equipment or facilities to be installed on or in connection with any of the properties or assets owned or leased by Protocall. The workmen's compensation and unemployment insurance ratings of Protocall have been made available to Intek. Protocall has no Knowledge of any proposed increase therein and knows of no conditions or circumstances applicable to the business of Protocall which might result in such increase except as shown on Schedule 2.15.B.

          2.16 Contracts.  All contracts, agreements and instruments, to which
               ---------
Protocall is a party are valid, binding and in full force and effect in all Material respects, and are valid, binding and enforceable by Protocall in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Neither Protocall nor to Protocall's Knowledge any other party to such contract is in default in any Material respect under such contracts, agreements or instruments. Each of such Material contracts, agreements and instruments has been listed on Schedule 2.16 attached hereto.

          Except as set forth in Schedule 2.16, or another Schedule hereto, Protocall is not a party to, nor are its properties and assets bound or affected by, any oral or written:

               2.16.1. contracts, agreements, or instruments providing for payments by or to Protocall of $50,000 or more per year;

               2.16.2. employment or consulting agreements which provide for compensation at the rate of more than $50,000 per year (including all salary, bonuses and commissions);

               2.16.3. employment or consultant policies or agreements, express or implied, placing any limits (other than a notice period not exceeding 30 days) on Protocall's right to terminate at will the employment or retention of any employee or consultant;

               2.16.4. agreement involving more than $10,000 guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another, or involving more than $10,000 providing compensating balances or agreeing to assure another person meets any financial covenant;

               2.16.5. agreement which restricts the conduct of business anywhere in the world;

Correct and complete copies of all such agreements, plans, policies, documents and arrangements (or, where they are oral, true and complete written summaries thereof) (collectively referred to herein as the "Commitments") have been delivered to Intek prior to the date hereof.

          2.17 Litigation.  Except as set forth in Schedule 2.17, there is no
               ----------
claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any Federal, state, municipal, foreign or other court or any governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, (or, to Protocall's Knowledge, is there any threatened, or basis for, any such claim, action, suit, proceeding, arbitration, investigation or inquiry) which may have any Material adverse effect upon the assets, properties or business of Protocall or the transactions contemplated by this Agreement. Neither Protocall, the Partnership, nor any officer, director, partner, agent or employee of Protocall or the Partnership has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with the business engaged in by Protocall or the Partnership. Except as set forth in Schedule 2.17, there is not in existence at present any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body to which Protocall, the Partnership, or the business, properties or assets of Protocall are subject or by which they are bound. Protocall is not in Material default under any order, license, tariff, regulation or demand of any Federal, state, municipal, foreign or other governmental, administrative or self-regulatory body or with respect to any order, writ, injunction or decree of any court or arbitration body.

          2.18 Patents and Other Intangible Assets.
               -----------------------------------

          a)   Protocall, to the best of its Knowledge, except as set forth in
     Schedule 2.18, (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, license and rights, used in the conduct of its business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, tradename, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise Protocall has not received any communication alleging that, and has no Knowledge of any allegation that, Protocall or any of its employees has violated or infringed upon, or, by conducting Protocall's business as proposed, would violate or infringe upon, any patent, trademark, service mark, trade name, copyright, license or right of any other person or entity. All patents, trademarks, service marks, tradenames, copyrights and licenses (and applications therefor) owned or used by Protocall are listed on Schedule 2.18 hereto, and such schedule indicates which such rights are owned.

          b) To its Knowledge, Protocall owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by Protocall, free and clear of any rights, liens or claims of others, including without limitation former employers of all employees of Protocall.

          c) Protocall has no Knowledge of any infringement by others of intellectual property rights owned or used by Protocall.

          2.19 No Interest in Competitors; Etc.  Except as set forth in
               -------------------------------
Schedule 2.19, no five percent (5%) or more beneficial owner, officer or director of Protocall or any immediate family member or spouse of any such person, or trust for their benefit, directly or indirectly, owns any interest in (excluding the ownership of securities representing less than 1% of any class of publicly traded securities) or controls or is an employee, officer, director or partner of, or participant in or consultant to, any corporation, partnership, limited liability company, limited partnership, joint venture, association or other entity which is in the same line of business as Protocall, or a creditor, debtor, supplier, customer, landlord, tenant, lessor or lessee, of Protocall, or has any type of business, commercial, consulting or professional relationship with Protocall.

          2.20 Books and Records.  The books and records of Protocall are
               -----------------
located at 396 Earhart Way, Livermore, California. The books of account and other financial and corporate records of Protocall are in all Material respects complete and correct, and are maintained in accordance with good business practices, as could reasonably be expected for a company the size and scope of Protocall (provided, however, that this representation does not diminish the representations in Section 2.11). The minute books of Protocall, as made available to Intek and its counsel, contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and directors (and committees thereof) of Protocall through the date hereof.

          2.21 Insider Transactions.  Schedule 2.21 (when read with Schedule
               --------------------
2.19) sets forth: (i) the amounts and other essential terms of indebtedness or other obligations, liabilities or commitments (contingent or otherwise) of Protocall to or from any past or present officer, director, or stockholder or any person related to, controlling, controlled by or under common control with any of the foregoing (other than for usual services performed within the past two months, the payment for which is not yet due); and (ii) all proposed transactions with such persons, together with the essential terms thereof if the amount payable thereunder will exceed $5,000 in any year.

          2.22 Employees.  Since January 1, 1996, there has been no resignation
               ---------
or termination of any officer or key employee of Protocall that has had or is expected to have a Material adverse effect on Protocall. Protocall has no Knowledge of any key employee or consultant of Protocall who is considering: (i) terminating her or his employment or consultant status; or (ii) seeking a substantial increase in compensation or benefit.

          2.23 Union Contracts; Labor Relations; Etc.  Protocall is not
               -------------------------------------
presently, and has not been, party to any union or collective bargaining agreement. Protocall is in compliance in all material respects with all applicable laws, rules and regulations respecting employment conditions and practices, has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees and Protocall is not liable for arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Protocall has not engaged in any unfair labor practice, nor has Protocall discriminated on the basis of race, religion, age or sex, or other protected category in its employment conditions or practices, nor has Protocall taken any Material adverse action against any employee or consultant in breach of any agreement or policy, express or implied, oral or written, nor taken any Material adverse action against any employee or consultant in violation of public policy. Except as set forth in Schedule 2.23 or in another Schedule to this Agreement, there are no: (i) charges or complaints of unfair labor practices, race, religion, age, sex or other discrimination, breach of employment or consultant agreement or policy, or breach of public policy pending or threatened against Protocall before any board, department, commission, agency or court, nor does any basis therefor exist; (ii) existing or, to Protocall's Knowledge, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting Protocall; or (iii) pending or, to Protocall's Knowledge, threatened union representation questions respecting the employees of Protocall. Schedule 2.23 describes all labor strikes, disputes, grievances, controversies or other labor troubles since January 1, 1995 which have affected Protocall.

          2.24 Employee Benefit Plans; Etc.  Except as listed on Schedule 2.24,
               ---------------------------

Protocall has and has not had, any employee benefit plan, stock option plan, stock appreciation plan, stock purchase plan, profit sharing plan, or retirement or deferred compensation plan (collectively "Plans"). Protocall has no liability (contingent or otherwise) to any other person (including a Plan trust or Plan) in respect of any profit sharing, retirement, deferred compensation or other employee benefit plan that is maintained, sponsored or contributed to by another person.

          2.25 Bank Accounts and Safe Deposit Arrangements.  Schedule 2.25 sets
               -------------------------------------------
forth a correct and complete list of each bank account, brokerage account, similar account and safe deposit box maintained by Protocall, and the names of all persons authorized to deal with such matters.

          2.26 Powers of Attorney.  No person has any power of attorney to act
               ------------------
on behalf of Protocall in connection with any of the properties or business affairs of Protocall.

          2.27 No Finder.  Except as provided for in Section 1.16, neither
               ---------
Protocall nor the Shareholders has taken any action which would give to any person a right to a consultant's or finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement.

          2.28 No Material Adverse Change.  Except as set forth in Schedule
               --------------------------
2.28 since the Protocall Balance Sheet Date:

          a) Protocall has not entered into any transaction which was not in the ordinary course of its business except as contemplated or disclosed by this Agreement.

          b) There has been no Material adverse change as to Protocall other than changes in the ordinary course of its business, none of which, individually or in the aggregate, has a Material adverse effect.

          c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) that has had a Material adverse effect on the business or operations of Protocall.

          d) There has been no resignation or termination of employment of any officer or key employee of Protocall, and Protocall does not know of the impending resignation or termination of employment of any officer or employee of Protocall that would have a Material adverse effect on the business of Protocall.

          e) There have been no loans or advances made by Protocall to employees, officers or directors.

          f) Protocall has not made or granted any employee bonus, or any general or specific wage or salary increase outside the ordinary course of business (and in any event less than 5%), engaged any new officer, or engaged any new employee outside the ordinary course of business;

          g) Protocall has not made any increase in or commitment to increase any employee benefits or adopted or made any commitments to adopt any additional employee benefit plan;

          h) Protocall has not declared or paid any distribution to its shareholders, whether in the nature of dividends or otherwise, or purchased or redeemed any of its outstanding shares of capital stock or other securities, or paid any debt for borrowed money to any Shareholder or any affiliate of a Shareholder; and

          i) Protocall has not issued or sold any shares of its capital stock or any other securities, or granted any options or other rights for the purchase of any shares of its capital stock or other securities.

          2.29 Questionnaires.  To the Knowledge of Protocall, Protocall has
               --------------
made a good faith effort to respond to the Confidential Document and Information Request bearing a date of October 12, 1996 delivered by Intek to Protocall in October 1996.

          2.30 Investment Representations.  Each Shareholder individually
               --------------------------
represents and warrants to Intek that:

               2.30.1 he is acquiring the Series B, if applicable, for his own account for investment, not for the interest of any other person, not for resale to any other person and not with a view to or in connection with a sale or distribution;

               2.30.2 he has provided the information requested in written due diligence requests to the Shareholder related to the Shareholder, provided by Intek, and that such information provided by such Shareholder is true and correct in all respects;

               2.30.3 the Shareholders' Representative (as defined below), on behalf of Shareholder, has had an opportunity to ask questions of and receive answers from representatives of Intek with respect to the acquisition of the Series B. Intek has made available to the Shareholder's Representative all documents requested and has provided answers to all such persons' questions relating to receipt of the Series B including the Intek Financial Statements (as defined in Section 3.7);

               2.30.4 he acknowledges that because the Series B, and the Intek Common Stock received on conversion of the Series B, will not have been registered under the Securities Act of 1933, as amended, or applicable state securities laws, any resale inconsistent with the Securities Act of 1933, as amended, may create liability on the

     Shareholder's part and/or the part of Intek, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer any of the shares of Intek stock unless registered under the Securities Act and applicable state securities laws or he has delivered an opinion of counsel satisfactory to Intek that such registration is not required.

               2.30.5 he is able to bear the economic risk of an investment in the Series B and by reason of his business or financial experience or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by Intek, directly or indirectly, have the capacity to protect his own interests in connection with the transactions contemplated hereby.

               2.30.6 he acknowledges that all certificates of Series B or other Intek securities issued pursuant hereto, shall contain substantially the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT IS IN EFFECT OR (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT."

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO, AND ARE SUBJECT TO AN AGREEMENT AND PLAN OF REORGANIZATION BETWEEN INTEK INFORMATION, INC. AND PROTOCALL NEW BUSINESS SPECIALISTS, INC. DATED __________, A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE ISSUER.

     [LEGENDS REQUIRED BY STATE LAW]

     [SUCH LEGENDS AS REQUIRED TO BE PLACED ON THE SERIES B CERTIFICATES PURSUANT TO THE SERIES B DOCUMENTS.]

               2.30.7  his state of residence and mailing address is as shown on
     Schedule 2.30.7.

          2.31 Suppliers and Customers.  Except as set forth in Schedule 2.31.A.
               -----------------------
there are no Material agreements of over 12 months duration which commit Protocall to carry on business at fixed prices or prices determined by an established formula. Except as set forth in Schedule 2.31.B. no supplier or customer accounted for more than five percent of Protocall's consolidated sales or purchases in either the past fiscal year or in the four month period ended November 30, 1996, and no supplier or customer Material to Protocall's business has terminated its relationship with Protocall, or has since January 1, 1996 decreased or delayed Materially, or, to Protocall's Knowledge, threatened to decrease or delay Materially, its services or supplies to Protocall.

          2.32 Factoring.  The factored accounts receivable of Protocall do not
               ---------
appear as assets of Protocall on the Protocall Financial Statements. All factoring agreements to which Protocall is a party can be terminated without penalty or termination fee to Protocall. Protocall as of the date hereof and in the aggregate through the Closing has not received notice from the factor that it intends on or after the date hereof to return more than $30,000 of factored accounts to Protocall.

          2.33 Frank Richards.  Frank Richards separately represents and
               --------------
warrants that no disclosure would be required concerning him pursuant to Item 401(f) of Regulation S-K promulgated under the Securities Act of 1933, as amend (the "Securities Act"), if such disclosure were made on the date hereof, at the Closing Date or at the Effective Time of the Merger.

          2.34 NASD Matters.  Shareholders' acquisition of Series B or the
               ------------
presence of Frank Richards on the Board of Intek would not, to each Shareholders' and Protocall's Knowledge without inquiry, cause the U.S. Securities and Exchange Commission ("SEC"), National Association of Securities Dealers, Inc., or any state securities commission, to seek, or provide any basis for any such body to seek, to deny, modify, terminate or fail to renew any license, permit or accreditation necessary to operate the business of Intek or its subsidiaries.

          2.35 Securities Act, etc.  Neither Protocall, nor its respective
               -------------------
officers, directors, or to Protocall's Knowledge and belief without inquiry, controlling persons (a) have been convicted within the ten years preceding the date of this Agreement of any felony or misdemeanor of the types described in Rule 262 (b)(1) under the Securities Act, (b) are subject to an order, judgment or decree of the types described in Rule 262(b)(2) under the Securities Act, (c) are subject to an order of the SEC of the types described in Rule 262(b)(3) under the Securities Act, (d) have been suspended or expelled from, or suspended or barred from association with a member of, a national securities exchange or as described in Rule 262(b)(4) under the Securities Act or (e) are subject to an order or injunction as described in Rule 262(b)(5) under the Securities Act.

          2.36 Lawyers and Accountants.  Protocall and the Shareholders are not
               -----------------------
relying upon any investigation made by Intek's counsel or accountants or the presence of such counsel or accountants as an indication that counsel or the accountants has reviewed or passed upon the representations, warranties, projections or business plan of Intek or the wisdom of an investment in Intek.

          2.37 Accounting Controls.  To the Knowledge of Protocall, neither
               -------------------
Protocall, nor any director, officer, agent, employee, consultant or other person associated with or acting on behalf of any Protocall, has (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (b) made any direct or indirect unlawful payments to government officials or others from corporate funds or established or maintained any unlawful or unrecorded funds.

          2.38 Essex, Iowa Matters.  Other than the Farmer's dispute as set
               -------------------
forth in Schedule 2.11.5., all claims of any type which may be asserted against Protocall related to the closing of the Essex, Iowa facility, including as to employees, development authorities and governmental bodies, have been paid and discharged in full.

          2.39 Names.  Since January 1, 1991, neither Protocall nor the
               -----
Partnership have used any trade name, d/b/a, or other name to identify itself, except Protocall New Business Specialists, Inc. or Protocall.

          2.40 Material Misstatements or Omissions.  No representations or
               -----------------------------------
warranties by any Representing Party in this Agreement, or any Document, exhibit, statement, certificate or schedule furnished to Intek by a Representing Party pursuant hereto, or in connection with the transactions contemplated hereby, to such Representing Party's Knowledge, contain any untrue statement of a Material fact, or omit to state any Material fact necessary to make the statements or facts contained herein or therein in the context in which they were made not misleading. Any forecasts or projections delivered by or on behalf of Protocall are not guarantees or representations as to performance.

          2.41 Other.  Protocall has delivered to Intek Certificates of the
               -----
Secretary of State (or other authorized officer) of the State of California certifying as of a date within 30 days before the delivery that Protocall is, as of such date, in good standing and authorized to transact business as a domestic corporation. Protocall has delivered to Intek Certificates of the Secretary of State (or other authorized officer) of each jurisdiction in which Protocall is qualified to do business as a foreign corporation, certifying as of a date within 30 days before the delivery that Protocall is, as of such date, in good standing and authorized to transact business as a foreign corporation in such jurisdiction. Protocall has delivered the written resignations, effective on the Effective Date of the Merger, of all officers and members of the Board of Directors of Protocall except those persons to remain as directors or officers, as applicable, hereunder. The approvals and all consents from third parties and governmental agencies (including under Blue Sky laws) required by Protocall, or a Shareholder (other than approvals or consents required by Protocall the absence of which would not have a Material adverse effect on the ability of Intek or Protocall to operate their respective business after the Effective Time of the Merger) required to consummate the transactions contemplated hereby and any additional regulatory consents have been obtained. The Protocall Incentive Plan never went into effect. No Shareholder or other holder of securities of Protocall has exercised dissenting shareholder or similar rights.

          2.42 Protocall Shareholder Meetings.  Protocall has held its
               ------------------------------
shareholders meeting to approve the matters herein and has received the unanimous written consent of its shareholders.

          2.43 Certificates.  Shareholders have delivered to Chrisman, Bynum &
               ------------
Johnson, P.C. as escrow agent, for delivery to Intek upon Closing distribution of the escrow, certificates and other instruments representing all shares of Protocall, duly endorsed for transfer or accompanied by appropriate stock powers (in either case executed in blank or in favor of Intek), together with all other documents necessary or appropriate to validly transfer the shares to Intek free and clear of all security interests, liens, encumbrances and adverse claims.

          2.44 Tax Opinion.  Intek has received from Andrews & Kurth, LLP,
               -----------
counsel to Protocall, an opinion dated the date hereof in the form attached hereto as Exhibit 2.44 that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

          2.45 Employment Agreements.  Protocall and the Shareholders have
               ---------------------
approved the existing employment and consulting agreements with Steve J. Darnell, Michael E. Ford, Thomas M. Rocca, John Steuart and Craig Barton in such a manner as to avoid the application of Section 280G of the Code, if such approval is required to avoid the application of such Section.

                                  ARTICLE III
                                  -----------
                    REPRESENTATIONS AND WARRANTIES OF INTEK
                    ---------------------------------------

     Intek represents and warrants to Protocall and the Shareholders as follows as of the date hereof, as of the Closing and as of the Effective Time of the
Merger:

          3.1  Organization; Good Standing; Power; Etc.  Intek  (i) is a
               ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is authorized or licensed to do business as a foreign corporation and is in good standing in the jurisdictions listed in
Schedule 3.1; (iii) is not required to be authorized or licensed to do business as a foreign corporation in any other jurisdiction (within or without the United States) except jurisdictions in which Intek's failure to qualify to do business will have no Material adverse effect on the business, prospects, operations, properties, assets or condition (financial or otherwise) of Intek or, if Intek is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any Material adverse effect; and (iv) has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

          3.2  Restrictions; Burdensome Agreements.  Intek is not a party to any
               -----------------------------------
contract, commitment or agreement, and its properties and assets are not subject to or bound or affected, by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would: (i) prevent Intek from entering into this Agreement or from consummating the transactions contemplated hereby; or (ii) have a Material adverse effect on the business, properties, prospects or the condition, financial or otherwise, of Intek. Intek has no Knowledge that any of Intek's contracts or agreements are on terms more burdensome to Intek than typical contracts and agreements in its industry for companies the size and scope of Intek.

          3.3. Subsidiaries.  Intek does not own and Intek has never owned, any
               ------------
interest, directly or indirectly, in any other corporation, person, company, limited liability company, business, trust, partnership, limited partnership, joint venture, or other entity or association, except Brokerage Administrators Corporation.

          3.4  Capitalization; Outstanding Shares.  The authorized capital stock
               ----------------------------------
of Intek consists solely of 45,000,000 shares of Common Stock, of which 7,428,571 shares are or will be issued and outstanding immediately prior to the Closing and 2,000,000 shares of outstanding Preferred Stock, (i) 20,000 of which are designated as Series A Preferred Stock, 20,000 of which are issued and outstanding, and 5,000 of which are expected to be repurchased and cancelled by Intek in connection with Beacon's investment in Intek. In addition, it is anticipated that (i) approximately 9,615,738 shares of Series B will be issued to Beacon and 287,191 to Bain & Co., Inc. and 287,191 to Squam Lake Investors II, L.P. and up to 478,856 shares of Series B will be issued to other investors on or prior to April 1, 1997. The outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the Closing Intek shall have reserved all Series B for issuance hereunder and sufficient Intek Common Stock to cover the conversion of Series B. A complete and accurate schedule listing (i) all stockholders of Intek and the number of shares held by each such stockholder, and (ii) all outstanding options and warrants and any other obligation of Intek convertible into capital stock of Intek, are set forth as Schedule 3.4 hereto and Schedule 3.4 will be updated as of the Closing by an officer's certificate of the Company. Except as set forth in (i) Schedule 3.4, (ii) the Intek Certificate of Incorporation, as amended;
(iii) the Stockholders Agreement dated August 2, 1996 with Resource BancShares Corporation (which will be superseded in its entirety by the Shareholders Agreement), (iv) the Shareholders Agreement, and (v) anticipated options issuable under Intek stock option plans and warrants for an aggregate of up to 4,972,206 shares of Intek Common Stock (including options to be issued to Protocall employees as provided herein), there are no options, warrants or other rights to purchase any of Intek's authorized and unissued capital stock and, further, there are no preemptive rights or rights of first refusal with respect to Intek's capital stock or other contracts or agreements which, through anti-dilution protection or otherwise, obligate Intek to issue its capital stock.

          3.5  Charter and Bylaws; Officers and Directors.  Complete and correct
               ------------------------------------------
copies of: (i) Intek's corporate charter or articles, as amended to date ("Intek Charter"), certified by the appropriate officials of the jurisdiction of incorporation; and (ii) Intek's Bylaws, as amended to date ("Intek Bylaws"), are attached as Schedule 3.5.A. Such Charter and Bylaws are fully in force and effect, and Intek is not in violation of any of the provisions thereof. A complete and correct list of all officers and directors of Intek is set forth in
Schedule 3.5.B.

          3.6  Authorization.  All corporate action on the part of Intek, its
               -------------
directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Documents by Intek, the authorization, sale, issuance and delivery of the Series B and the performance of all of Intek's obligations hereunder and thereunder, has been taken. This Agreement constitutes, and the Documents constitute, valid and binding obligations of Intek, enforceable in accordance with their respective terms, except as may be limited by principles of public policy and except as indemnification provisions may be limited by securities laws, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Series B and the underlying shares of Intek Common Stock issuable upon conversion of the Series B, when issued in compliance with the provisions of this Agreement at their respective times of issuance, (i) will be validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and will not be subject to any restrictions on transfer (except for those set forth in the Shareholders Agreement, the Registration Rights Agreement, herein, or in another Document), provided, however, that such shares may be subject to restrictions on transfer under the state and/or federal securities laws as set forth herein, and (ii) are not and will not be subject to any preemptive rights or rights of first refusal except for those in the Shareholders Agreement.

          3.7  Financial Statements.  Intek's unaudited pro forma estimated
               --------------------
balance sheet reflecting the transactions contemplated herein and the Beacon investment (the "Intek Financial Statements") is attached as Schedule 3.7. The Intek Financial Statements are pro forma, but are complete and correct in all Material respects and have been prepared in accordance with generally accepted accounting principles (except for the absence of notes or normal year end adjustments). The Intek Financial Statements fairly presents, in all Material respects, the financial condition of Intek as of the date indicated and the effect of the merger of Intek Information, Inc., a Colorado corporation ("Intek Colorado") with and into Intek.

          3.8  No Material Adverse Change.  Since November 30, 1996 (the "Intek
               --------------------------
Reference Date"):

          a) Intek has not entered into any transaction which was not in the ordinary course of its business except as contemplated or disclosed by this Agreement.

          b) There has been no Material adverse change as to Intek other than changes in the ordinary course of its business, none of which, individually or in the aggregate, has a Material adverse effect.

          c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) that has had a Material adverse effect on the business or operations of Intek.

          d) There has been no resignation or termination of employment of any officer or key employee of Intek, and Intek does not know of the impending resignation or termination of employment of any officer or employee of Intek that would have a Material adverse effect on the business of Intek.

          e) There have been no loans or advances made by Intek to employees, officers or directors.

          3.9  Title to Properties; Absence of Liens and Encumbrances; Etc..
               ------------------------------------------------------------
Intek does not own any real property other than certain leasehold improvements in multi-tenant buildings. Except as set forth in Schedule 3.9, Intek owns good and marketable title to the properties and assets used in its business (including, without limitation, the Intek assets reflected in the Intek Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all mortgages, security interests, claims, liens, charges, encumbrances, restrictions on use or transfer or other defects in title. The fixed assets of Intek reflected in the Intek Financial Statements are all located on real property owned or leased by Intek or an Intek subsidiary and all personal property located at or on such real property is owned or leased by Intek or an Intek subsidiary. Intek is not a bailee for any other entity, except as set forth on Schedule 3.9. The leases and other agreements or instruments under which Protocall holds, leases or is entitled to the use of any real property or personal property are in full force and effect, and all rentals, royalties or other payments payable thereunder prior to the date hereof have been duly paid.

          3.10 Material Liabilities.  Except as described in the Intek Financial
               --------------------
Statements, herein, or a Schedule hereto, and other than the loan of $800,000 from The Beacon Group or its affiliate, Intek as of the Effective Time of the Merger, on a pro forma basis, does not have any obligations or liabilities (whether accrued, absolute or contingent) other than obligations or liabilities incurred in the ordinary course of business since the Intek Reference Date, in excess of $15,000 in any one case or which is Material. Pursuant to the Agreement and Plan of Merger dated as of August 2, 1996 with Intek Colorado, Intek has assumed certain liabilities and obligations of that company all of which are set forth in the representations and warranties herein, and the representations and warranties made by Intek in this Agreement reflect the merger of Intek Colorado with and into Intek.

          3.11 Patents and Other Intangible Assets.
               -----------------------------------

          (a) Intek to the best of its Knowledge (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights, used in the conduct of its business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, tradename, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, except for the Eden Debt as defined in Schedule
     3.12. Intek has not received any communication alleging that, and has no Knowledge of any allegation that, Intek or any of its employees has violated or infringed upon or, by conducting Intek's business as proposed, would violate or infringe upon, any patent, trademark, service mark, trade name, copyright, license or right of any other person or entity provided, however, that because of the existence of a company named Intec Information Systems, Intek has qualified to do business in California under the name Delaware Intek Information, Inc. All patents, trademarks, service marks, tradenames, copyrights and licenses (and applications therefor) owned or used by Intek are listed on Schedule 3.11 hereto and such Schedule indicates which such rights are owned.

          (b) To its Knowledge, Intek owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data required for or incident to the development, manufacture, operation and sale of all products and services sold or proposed to be sold by Intek, free and clear of any rights, liens or claims of others, including without limitation former employers of all employees of Intek.

          (c) Intek has no Knowledge of any infringement by others of intellectual property rights owned or used by Intek.

          3.12 Material Contracts.  All contracts, agreements and instruments to
               ------------------
which Intek is a party are valid, binding and in full force and effect in all Material respects, and are valid, binding and enforceable by Intek in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Neither Intek nor to Intek's Knowledge any other party to such contracts, agreements or instruments is in default in any Material respect under such contracts, agreements or instruments, except as listed on Schedule 3.12. Each of such Material contracts, agreements and instruments has been listed on Schedule 3.12 attached hereto.

          3.13 Compliance with Other Instruments, None Burdensome, Etc.  Intek
               --------------------------------------------------------
is not in violation of any Material term or provision of the Intek Charter or Intek Bylaws, or any Material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to its Knowledge is not in violation of any order, statute, rule or regulation applicable to Intek. The execution, delivery and performance of and compliance with this Agreement and the Documents, and the issuance of the Series B, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, any of the terms of the Intek Charter or Intek Bylaws or any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any instrument, document or agreement by which Intek or its properties may be bound or affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Intek.

          3.14 Litigation, Etc.  Except as set forth in Schedule 3.14, there is
               ----------------
no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any Federal, state, municipal, foreign or other court or any governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, (or to Intek's Knowledge is there any threat, or basis for, any such claim, action, suit, proceeding arbitration, investigation or inquiry), which may have any Material adverse effect upon the assets, properties or business of Intek or the transactions contemplated by this Agreement.
Neither Intek nor any officer, director, partner, agent or employee of Intek has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with the business engaged in by Intek. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body to which Intek or the business, properties or assets, of Intek are subject or by which they are bound. Intek is not in Material default under any order, license, tariff, regulation or demand of any Federal, state, municipal, foreign or other governmental, administrative or self-regulatory body or with respect to any order, writ, injunction or decree of any court or arbitration body.

          3.15 Employees.  Intek has no Knowledge of any key employee or
               ---------
consultant of Intek who is considering: (i) terminating her or his employment or consultant status; or (ii) seeking a substantial increase in compensation or benefit.

          3.16 Accounting Controls.  To the Knowledge of Intek, neither Intek,
               -------------------
nor any director, officer, agent, employee, consultant or other person associated with or acting on behalf of Intek, has (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (b) made any direct or indirect unlawful payments to government officials or others from corporate funds or established or maintained any unlawful or unrecorded funds.

          3.17 Registration Rights.  Except as set forth in the registration
               -------------------
rights agreement with Resource and Timothy O'Crowley, the Registration Rights Agreement and the Beacon Registration Agreement, Intek is not under any obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

          3.18 Governmental Consents.  No consent, approval or authorization of,
               ---------------------
or exemption by, or filing with any governmental, public or self regulatory body or authority is required by Intek for the consummation of this Agreement or any of the instruments or agreements referred to, or the taking of any action, herein contemplated, except for the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Series B, and Intek Common Stock issuable upon conversion thereof under applicable Blue Sky laws or SEC rules and regulations, which filings and qualifications, if required, will be accomplished by Intek in a timely manner prior to or within ten (10) days after the Closing.

          3.19 Intek Transactions with its Officers, Directors, or Shareholders;
               -----------------------------------------------------------------
Interest in Competitors.  Except as set forth in Schedule 3.19, Intek is not
-----------------------
indebted, either directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever, other than for payment of salary for services rendered and reasonable employee expenses. Except as set forth in Schedule 3.19, none of Intek's officers, directors, or shareholders or any members of their immediate families is indebted to Intek. Except as set forth in Schedule 3.19, no five percent (5%) or more beneficial owner, officer or director of Intek or any immediate family member or spouse of any such person, or trust for their benefit, directly or indirectly, owns any interest in (excluding the ownership of securities representing less than 1% of any class of publicly traded securities) or controls or is an employee, officer, director or partner of, or participant in or consultant to, any corporation, partnership, limited liability company, limited partnership, joint venture, association or other entity which is in the same line of business as Intek, or a creditor, debtor, supplier, customer, landlord, tenant, lessor or lessee, of Intek, or has any type of business, commercial, consulting or professional relationship with Intek. Intek is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation, but does provide indemnification to certain of its and its subsidiaries' officers, directors, agents and employees.

          3.20 Intek Tax Matters.
               -----------------

               3.20.1. Intek's fiscal year for income tax reporting purposes ends December 31.

               3.20.2. Intek has timely filed (including extension) all Tax Returns that are required to have been filed by it with appropriate federal, state, county and local government agencies or instrumentalities, that would have a Material adverse effect if not filed, except as provided in Schedule 3.20. Intek has paid or established reserves for all income, franchise, payroll and other Taxes except as set forth in Schedule 3.20. There is no pending dispute with any Taxing authority relating to any of Intek's Returns. Intek has no Knowledge of any proposed Material liability for any Tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Intek Financial Statements or accrued since the date of the Intek Financial Statements. No federal or state income or sales Tax Returns of Intek have been audited. An estimate of accrued Taxes is set forth in Schedule 3.20. Intek has not executed or filed with any Taxing authority any agreement extending the period for assessment or collection of any Taxes. Intek has not consented to have the provisions of Section 341(f) (which relates to collapsible corporations) of the Code apply to it.

               3.20.3. Intek has never been taxed pursuant to Subchapter S of the Code.

          3.21 Offering.  Subject to the accuracy of Protocall's and the
               --------
Shareholders' representations in ARTICLE II hereof, the offer, sale and issuance of the Series B and the issuance of the Intek Common Stock issuable upon conversion thereof constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and applicable Blue Sky laws. Neither Intek nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          3.22 Brokers or Finders.  Intek has not incurred, and will not incur,
               ------------------
directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

          3.23 Compliance; Licenses and Permits.
               --------------------------------

               3.23.1 Intek has all requisite corporate power and authority, and all permits, licenses, tariffs, orders and approvals of governmental and administrative authorities which are Material, to own, lease and operate its properties and to carry on its business as presently or previously conducted; all such presently existing permits, licenses, tariffs, orders and approvals Material to the conduct of the business of Intek are listed in Schedule 3.23.1, are in full force and effect, and no suspension or cancellation of any of them is pending or, to the Knowledge of Intek, threatened.

               3.23.2 Intek has complied in all respects with, and is not in violation in any respect of, all or any Legal Requirements applicable to the business of Intek as presently or previously conducted, or as currently proposed to be conducted except where such non-compliance or violation has not had, and could not reasonably be expected to have, a Material adverse effect upon Intek. Intek (including to Intek's Knowledge all applicable employees) has all Permits which are required for the conduct of its business presently or previously conducted by Intek, which Permits are in full force and effect, and no violations are outstanding or uncured with respect to any such Permits and no proceeding is pending or, to the Knowledge of Intek, threatened to revoke or limit any thereof. No condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of a Legal Requirement or Permit except where such noncompliance or violation has not had, and could not reasonably be expected to have, a Material adverse effect upon Intek. Intek's subsidiary, Brokerage Administrators Corporation, will be or is licensed pursuant to requirements of the SEC to conduct certain of its activities. To the Knowledge of Intek its proposed activities will not violate any Legal Requirement proposed to be adopted, in such a fashion as to have a Material adverse effect on Protocall.

          3.24 Minute Books.  The copy of the minute books of Intek provided to
               ------------
Protocall contains complete and accurate minutes of all meetings of incorporators, directors and stockholders (and all actions by written consent without a meeting in lieu thereof) as to Intek and any predecessor entities and accurately reflect all corporate actions by directors (and committees thereof) and stockholders with respect to the transactions referred to in such minutes.

          3.25 Material Misstatements or Omissions.  No representations or
               -----------------------------------
warranties by

Intek in this Agreement, or any Document, exhibit, statement, certificate or schedule furnished by Intek to a Shareholder or Protocall pursuant hereto, or in connection with the transactions contemplated hereby, to Intek's Knowledge contain any untrue statement of a Material fact, or omit to state any Material fact necessary to make the statements or facts contained herein or therein in the context in which they were made not misleading. Any forecasts or projections delivered by or on behalf of Intek are not guarantees or representations as to performance.

          3.26  Lawyers and Accountants.  Intek is not relying upon any
                -----------------------
investigation made by Protocall's counsel or accountants or the presence of such counsel or accountants as an indication counsel or the accountants has reviewed or passed upon the representations, warranties, projections or business plan of Protocall or the wisdom of an investment in Protocall.

          3.27  Intek Employee Benefit Plans; Etc..  Except as listed on
                ----------------------------------
Schedule 3.27 Intek has, and has not had, any Plan. Intek has no liability to any other person (including a Plan trust or Plan, but excluding in respect of Intek subsidiaries) in respect of any Plan which is Plan of any other person.

          3.28  Effect of Agreement, Etc..  The execution, delivery and
                -------------------------
performance of this Agreement by Intek and the consummation of the transactions contemplated hereby will not, with or without the giving of notice of the lapse of time, or both: (i) violate any provision of law, statute, rule or regulation to which Intek is subject; (ii) violate any judgment, order, writ or decree of any court, arbitrator or governmental agency applicable to Intek; (iii) have any effect on any of Intek's permits, licenses, tariffs, orders or approvals or the ability of Intek to make use of such permits, licenses, tariffs, orders or approvals, except as set forth in Schedule 3.28; or (iv) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Intek pursuant to any charter, bylaw, commitment, contract or other agreement or instrument to which Intek is a party or by which any of its assets or properties are or may be bound or affected or from which Intek derives benefit.

          3.29. Facilities; Equipment and Condition.  All of the material
                -----------------------------------
furniture, fixtures or equipment, buildings, plants, warehouses and other real estate owned or used by Protocall in the conduct of its businesses are referred to as the "Intek Fixed Assets". The Material Intek Fixed Assets owned, operated or leased by Intek are in good condition and repair (ordinary wear and tear excepted) and suitable for the uses for which intended. All Material Intek Fixed Assets are operated in conformity with all applicable laws (including the Americans With Disabilities Act), ordinances, regulations, orders and other requirements relating thereto currently in effect, scheduled to come into effect or, to the Knowledge of Intek, are proposed. All real estate used by Intek is supplied with adequate utilities and access, and Intek has no Knowledge such situation will change.

          3.30. Insurance.  Schedule 3.30 consists of declaration pages
                ---------
(including
amounts, scope and coverage) of all of the policies of insurance and fidelity or surety bonds carried by Intek since January 1, 1993. All current policies are in full effect. Intek has not failed to give any notice or present any claim under any insurance policy, fidelity bond or surety bond in due and timely fashion. To Intek's Knowledge there are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the properties and assets owned or leased by Intek, by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on or with respect to any of the properties and assets owned or leased by Intek or requiring or recommending any equipment or facilities to be installed on or in connection with any of the properties or assets owned or leased by Intek. The workmen's compensation and unemployment insurance ratings of Intek have been made available to Protocall. Intek has no Knowledge of any proposed increase therein and knows of no conditions or circumstances applicable to the business of Intek which might result in such increase.

          3.31 Insider Transactions.  Schedule 3.31 (when read with Schedule
               --------------------
3.19) sets forth: (i) the amounts and other essential terms of indebtedness or other obligations, liabilities or commitments (contingent or otherwise) of Intek to or from any past or present officer, director, or stockholder or any person related to, controlling, controlled by or under common control with any of the foregoing (other than for usual services performed within the past two months, the payment for which is not yet due); and (ii) all proposed transactions with such persons, together with the essential terms thereof if the amount payable thereunder will exceed $5,000 in any year.

          3.32 Questionnaires.  To the Knowledge of Intek, Intek has fully
               --------------
responded to the Information Request bearing a date of January 17, 1997 delivered by Intek to Protocall in January, 1997.

          3.33 Other.  Intek has delivered to Protocall Certificates of the
               -----
Secretary of State (or other authorized officer) of the State of Delaware certifying as of a date within 30 days before delivery Date that Intek is, as of such date, in good standing and authorized to transact business as a domestic corporation. Intek has delivered to Protocall Certificates of the Secretary of State (or other authorized officer) of each jurisdiction in which Intek is qualified to do business as a foreign corporation certifying as of a date within 30 days before delivery that Intek is, as of such date, in good standing and authorized to transact business as a foreign corporation in such jurisdiction. The approvals and all consents from third parties and governmental agencies (including under Blue Sky laws) required by Intek (other than approvals or consents required by Intek the absence of which would not have a Material adverse effect on the ability of Intek or Protocall to operate their respective business after the Effective Time of the Merger) required to consummate the transactions contemplated hereby and any additional regulatory consents have been obtained. Provided, however, that a post-Closing filing is required pursuant to the California Blue Sky Laws.

          3.34 Intek Shareholder Meeting.  Intek has held its stockholders'
               -------------------------
meeting to approve the matters contemplated herein and has received the unanimous written consent of its stockholders.

          3.35 Stock Certificates.  Intek has delivered to Chrisman, Bynum &
               ------------------
Johnson, P.C., as escrow agent, for delivery to the Shareholder Representative upon Closing distribution under the escrow, for deliver on to the Shareholders, certificates and other instruments representing the Exchange Consideration (other than cash, and other than the Exchange Consideration to be delivered to the escrow agent), free and clear of all security interests, liens, encumbrances and adverse claims other than those created hereunder or described herein.

          3.36 Tax Opinion.  Protocall has received from Chrisman, Bynum &
               -----------
Johnson, P.C., counsel to Intek, an opinion dated the Closing date in the form attached hereto as Exhibit 3.3.6. that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.


                                   ARTICLE IV
                                   ----------
                         OTHER COVENANTS AND AGREEMENT
                         -----------------------------

     Protocall, Shareholders and Intek covenant that from the date of this Agreement until the Effective Time of the Merger (and continuing after the Closing as to the parties named in and covenants contained in Sections 4.3, 4.6, 4.8, 4.19, 4.21, 4.22, 4.26, 4.27, 4.28 4.30 and 4.31):

          4.1  Access to Information.
               ---------------------

          Intek and its counsel, accountants, and other representatives shall have full access during normal business hours to all properties, employees, documents, books and records relating to the operation of the business of Protocall. Protocall and the Shareholders shall furnish to Intek and its representatives all data and information concerning operations of the businesses that may reasonably be requested. Intek will give Protocall and the Shareholders reasonable notice of times it wishes to review documents or otherwise conduct its due diligence and attempt to minimize any disruption caused by such matters.

          Protocall, through Frank Richards, and its counsel and accountants, shall have full access during normal business hours to all properties, employees, documents, books and records relating to the operation of the business of Intek. Intek shall furnish to Protocall, through Frank Richards, its counsel and accountants, all data and information concerning operations of the businesses that may reasonably be requested. Protocall will give Intek reasonable notice of times it wishes to review documents or otherwise conduct its due diligence and attempt to minimize any disruption caused by such matters.

          4.2  Business Relationships.  Protocall shall use all reasonable
               ----------------------
efforts to preserve present relationships with suppliers, customers, employees, vendors, and others having relationships with the businesses of Protocall. Protocall will conduct its operations and business only in the normal course of business consistent with past practices and in compliance with all applicable laws, statutes, rules, regulations, ordinances and orders.

          4.3  Delivery of Records.  As soon as practicable after Closing, but
               -------------------
no later than ten (10) days, Protocall will cause to be delivered to Intek all books, records, stock transfer ledgers, unissued stock certificates, minutes of shareholders and directors meetings, certificates of authority to conduct business in all other jurisdictions, tax records and all other documents, files, notes, and records of Protocall.

          4.4  No Shop.  Between the date of this Agreement and Closing, none of
               -------
the Shareholders, nor Protocall, nor any of their respective agents shall, directly or indirectly, (a) solicit offers, inquiries or proposals, or entertain any offer, inquiry or proposal, to enter into any transaction that has as a purpose a business combination, a financing transaction of any type, a transaction comparable to or similar to the transaction with Intek, a sale of all or any part of Protocall's stock or assets, or a public offering or private placement of securities of Protocall (any of the foregoing, a "Competing Transaction"), (b) provide information to any other person regarding a Competing Transaction (except in the ordinary course of business) or (c) enter into any discussions or negotiations, or enter into any agreement, arrangement or understanding, regarding a Competing Transaction. Protocall and the Shareholders shall promptly notify Intek if it receives any offers, inquiries or proposals regarding a Competing Transaction and the details thereof, and keep Intek informed with respect thereto. Protocall and the Shareholders shall provide Intek with any written copies of such offers, inquiries or proposals. Notwithstanding the foregoing Protocall may (i) negotiate for and acquire up to $200,000 of capital leases without equity components; (ii) obtain lease financing for Protocall's new EIS system valued at $379,780; and (iii) factor accounts receivable to finance working capital needs in the regular course of business. Intek and Protocall will discuss the terms and business appropriateness of the capital leases. Intek will either consent to those leases or provide the capital lease or debt funding on similar terms.

          4.5  Employment and Option Agreements.  Sub on the one hand, and Tom
               --------------------------------
Rocca, Steve Darnell and Mike Ford on the other, have executed and delivered employment agreements attached as Exhibit 4.5. Frank Richards and Tyce Fields on the one hand and Intek on the other have executed and delivered employment agreements attached as Exhibit 4.5. Intek on the one hand, and Frank Richards, Tom Rocca, Steve Darnell, Tyce Fields and Mike Ford on the other, have executed and delivered stock option agreements attached as Exhibit 4.5. Such agreements shall become effective only at the Effective Time of the Merger. Such stock options grant options to acquire an aggregate of (i) 200,000 shares of Intek Common Stock plus (ii) an aggregate of 1,189,206 shares of Intek Common Stock less (iii) 94,206 shares which are reserved for future issuances to Sub employees.

          4.6  Shareholder Representative.  Each Shareholder confirms the
               --------------------------
effectiveness of the appointment of Frank Richards as the "Shareholder Representative" as that term is used herein.

          4.7  Amendments.  Protocall agrees not to amend, revoke or suspend any
               ----------
provision in its charter or Bylaws except as requested by Intek in connection herewith.

          4.8  Resignations and Closing Date Boards.  The Shareholders and
               ------------------------------------
Protocall have caused the resignation of all necessary officers and directors, and the election of officers and directors, so that immediately after the Effective Time of the Merger the Board of Directors and officers of Protocall may be as contemplated in Section 1.5.

          4.9  Signature Cards.  Protocall shall prepare new signature cards for
               ---------------
each bank, depository, savings, brokerage or similar account, of Protocall, effective as of the Effective Time of the Merger.

          4.10 Shareholders Agreement; Registration Rights Agreement; Affiliate
               ----------------------------------------------------------------
Letter. Each Shareholder who will receive Series B has executed and delivered
------
the Shareholders Agreement, and the Registration Rights Agreement; and each Shareholder has executed and delivered an Affiliate Letter and Certificate Re:
Tax Free Reorganization attached hereto as Exhibit 4.10., to Intek, Chrisman, Bynum & Johnson P.C. and Andrews & Kurth, L.L.P.

          4.11 Audit.  Arthur Andersen shall have the full and complete
               -----
cooperation of Protocall and its advisors and accountants, including access to accountant's work papers, to continue working on Protocall matters requested by Intek. All costs and fees of Arthur Andersen for such work shall be paid by Intek. The parties recognized Arthur Andersen also provides accounting services directly to Protocall.

          4.12 Additional Financial Statements.  Between the date hereof and the
               -------------------------------
Effective Time of the Merger Protocall shall deliver to Intek the December 31, 1996 reconciled bank statement, check register, accounts receivable aging report and accounts payable aging reports of Protocall, prepared in the ordinary course of business, but in no event shall any such monthly statements be delivered later than fifty (50) days after the end of the applicable period.

          4.13 Satisfaction of Conditions.  The parties hereto each shall use
               --------------------------
their best efforts to satisfy any conditions of Closing set forth herein or in any other document.

          4.14 Tax Elections - Post Closing Change.  No new elections with
               -----------------------------------
respect to taxes or any changes in current elections with respect to taxes affecting Protocall shall be made after the date of this Agreement and prior to the Effective Time of the Merger without the prior written consent of Intek. After the Effective Time of the Merger the fiscal year and tax year of Protocall may be changed to be the same as Intek's.

          4.15 Mutual Notification.  Protocall and each Shareholder shall give
               -------------------
prompt notice to Intek of the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty by it contained herein to be untrue or inaccurate in any Material respect at any time from the date hereof to the Effective Time of the

Merger. Without limitation Protocall shall inform Intek of (i) the loss of any service contract, (ii) the hiring of any new employee at $50,000 or more per year, or (iii) any loans or acquisitions of a new liability in excess of $25,000. Intek shall give prompt notice to Protocall of the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty by it contained herein to be untrue or inaccurate in any Material respect any time from the date hereof to the Effective Time of the Merger.

          4.16, 4.17, 4.18    Intentionally Left Blank.
                              ------------------------

          4.19 Confidentiality.  The existing Confidentiality Agreement between
               ---------------
Protocall and Intek shall remain in effect up to the Effective Time of the Merger. Each Shareholder and Protocall hereby agrees to maintain the confidentiality of all proprietary or trade secret information of Intek provided to the Shareholder and Protocall and to promptly return such information if the Merger does not occur. A Shareholder may share such information on a confidential basis with the Shareholder's financial and legal advisors. Intek hereby agrees to maintain the confidentiality of all proprietary or trade secret information of Protocall provided to Intek and to promptly return such information, in each case if the Merger does not occur. Intek may share such information on a confidential basis with Intek's financial and legal advisors, Beacon and Bain & Co.

          4.20 Intentionally Left Blank.
               ------------------------

          4.21 Covenant Not to Compete; Confidentiality.
               ----------------------------------------

               a.  Covenant.  In exchange for $3,250 of the Cash Consideration
                   --------
     provided by Intek in the form of the Exchange Consideration and the entering into of this Agreement, and in order to protect the trade secrets of the Subject Company (as defined below), each Shareholder severally, not jointly, hereby agrees with Intek that such Shareholder shall not compete directly or indirectly with a Subject Company in the business of (i) inbound or outbound telemarketing or teleservicing; or (ii) outsourced teleservicing (the "Business"), during the Non-Compete Period (as defined below). The parties agree that they shall not during such period make public statements in derogation of each other, except as may be required by law. For the purposes of this Section, the term "Subject Company" shall mean Intek and any direct or indirect subsidiaries, parents and affiliates of Intek. Competing directly or indirectly with the Subject Company shall mean (a) either (i) engaging or (ii) having a material interest, directly or indirectly, as owner, employee, officer, director, partner, venturer, stockholder, capital investor, consultant, agent, principal, advisor or otherwise, either alone or in association with others, in the operation of any individual or entity engaged in (b) the Business within the continental United States, including the California counties which would appear here if each county in California was listed here. Competing directly or indirectly with the Subject Company, as used in this Agreement, shall be deemed not to include an ownership interest as an inactive investor, which for purposes of this Section shall mean the beneficial ownership of less than one percent of the outstanding shares of any series or class of securities of any competitor of the Subject Company, which shares are publicly traded in the securities markets. Shareholder agrees that the outsourced teleservicing business and inbound and outbound telemarketing business is inherently nationwide in scope.

     Shareholder acknowledges that he has had contacts with employees and/or customers of Protocall. Accordingly, Shareholder covenants and agrees that during the term of the Non-Compete Period, he will not (i) solicit or hire any of the employees of a Subject Company who were employed by a Subject Company at or within one month before the Closing, (ii) interfere with the relationship of the Subject Company with any such employees or (iii) personally target or solicit, or assist another to target or solicit, customers of Protocall for activities related to the Business.

               b.  Remedies.  Shareholder acknowledges and agrees that his
                   --------
     obligations provided herein are necessary and reasonable in order to protect the Subject Companies and their respective businesses, and Shareholder expressly agrees that monetary damages may be inadequate to compensate a Subject Company for any breach by Shareholder of his covenants and agreements set forth herein. Accordingly, Shareholder agrees and acknowledges that, in addition to any other remedies that may be available, in law, in equity or otherwise, a Subject Company, and any successor or assign thereof, shall be entitled to obtain specific performance of this Covenant.

               c.  Term.  The term of the Covenant Not to Compete set forth
                   ----
     herein (the "Non-Compete Period") shall begin on the Closing Date and end on December 31, 1999. Notwithstanding the foregoing provisions of this
     Section 4.21, the Covenant Not to Compete may be reduced in scope, geographic area or time as to a particular Shareholder pursuant to the written employment agreements that have been attached as Exhibit 4.5. This provision does not prohibit any Subject Company and any other person from entering into any other covenant not to compete or other agreement with different provisions.

               d.  Confidential Information.  Shareholder acknowledges and
                   ------------------------
     agrees that Intek and Protocall are actively doing business throughout the State of California and in other areas of the United States and as an officer, director and/or shareholder of Protocall Shareholder gained access to certain "Confidential Information" (as defined below) of Protocall, and in the future may gain additional Confidential Information of the Subject Companies. For the purpose of this Agreement, "Confidential Information" shall mean (x) information regarding the business of the Subject Companies which is not generally known and which gives such entity an advantage over competitors who do not know or use it, including but not limited to the Subject Companies' plans for their own future products or developments and
     (y) confidential information concerning third persons (including employees) which is not generally known; but excluding (i) information which is, or was at the time it was disclosed, generally or readily obtainable by the public or the trade, (ii) information which is publicly known or becomes known, through no fault or activity of Shareholder, (iii) information disclosed pursuant to the requirement of a court, administrative agency, or other governmental body, or (iv) information which is disclosed pursuant to applicable law, rule or regulation. Shareholder agrees at all times to regard and preserve as confidential such Confidential Information, and to refrain from publishing or disclosing any part of it and from using, copying or duplicating it in any way or by any means whatsoever. Shareholder agrees to return any Confidential Information to Intek upon Intek's request.

               e.  Severability.  Should any one or more of the provisions of
                   ------------
     this Section 4.21 be determined to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Section and of each other agreement entered into pursuant to this Section shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby. If any of the provisions of Section 4.21 relating to the scope, periods or geographic area of restriction shall be deemed to exceed the maximum scope, periods of time or geographic area which a court of competent jurisdiction would deem enforceable, the scope, times and geographic area shall, for the purposes of Section 4.21, be deemed to be the maximum scope, time periods and geographic area which a court of competent jurisdiction would deem valid and enforceable in any state in which such court of competent jurisdiction shall be convened. The invalidity or unenforceability of any such provision in one jurisdiction shall not affect its validity or enforceability in another jurisdiction.

          4.22 Guaranty.  After the Effective Time of the Merger Intek shall
               --------
make a good faith effort to obtain the release of Frank Richards and Tyce Fields from their possible guarantees of obligations of Protocall listed on Schedule
4.22. "Good faith effort" does not include pledging assets not previously pledged to secure the guaranteed obligation or agreeing to a modification in the financial terms of the obligation. Intek will indemnify Frank Richards and Tyce Fields for claims on such guarantees of the obligations listed in Schedule 4.22.

          4.23 Customer Contact.  Between the date hereof and the Effective Time
               ----------------
of the Merger Protocall and Intek may contact customers of Protocall. That contact will be done in a coordinated and appropriate fashion and with Protocall's participation.

          4.24 No Transfer.  No Shareholder will transfer any securities of
               -----------
Protocall between the date hereof and the Effective Time of the Merger.

          4.25 Frank Richards Director.  At the Effective Time of the Merger
               -----------------------
Frank Richards shall be appointed as a director of Intek to fill a vacancy on the Board of Directors of Intek.

          4.26 Governmental Filings.  If any filings are required under Federal,
               --------------------
California or other securities laws for the Merger or the delivery of the Exchange Consideration, the parties will cooperate in such filings.

          4.27 Good Faith.  The parties will act in good faith in connection
               ----------
with the matters described herein.

          4.28 Tax Free Transaction.  The parties hereto:  intend that the
               --------------------
Merger shall be treated as a tax-free reorganization under the Code to the extent the Exchange Consideration is Series B; shall report the Merger as such for federal and state Tax purposes; and shall take no action before or after the Effective Time to adversely affect the status of the Merger as a tax-free reorganization under the Code to the extent the Exchange Consideration is Series
B. Shareholders acknowledge that the treatment of the Merger as a taxable transaction would result in substantial adverse consequences to Intek and Protocall. Each Shareholder therefore (a) acknowledges that a transfer of any of the Series B within two years (or possibly longer) from the Effective Time of the Merger may be viewed as evidence that the representations in the Affiliate Letter were not true, and (b) agrees to notify Intek of a disposition occurring within two years of the Effective Time of the Merger not less than 20 days before such disposition.

          4.29 FIRPTA Certificate.  Protocall has delivered to Intek the "FIRPTA
               ------------------
Certificate" substantially in the form attached hereto as Exhibit 4.29, dated not more than 30 days prior to the Closing Date, and provide timely notice to the Internal Revenue Service of its delivery of that certification to Intek.

          4.30 Partnership Records.  Upon request of Intek each Shareholder
               -------------------
agrees to provide Intek books, records, documents and information (if any) that the Shareholder has of or related to the Partnership.

          4.31 Tax Certificate.  Protocall and Intek shall cooperate to have
               ---------------
delivered to Intek as soon as possible after the Closing a certificate of satisfaction of the California Franchise Tax Board certifying Protocall has secured or paid all taxes imposed under the California Bank and Corporation Tax Law.


                                   ARTICLE V
                                   ---------
                             CONDITIONS OF CLOSING
                             ---------------------

          5.1  Intek's and Subsidiaries' Conditions of Closing.  The obligation
               -----------------------------------------------
of Intek and Sub to consummate the Closing and the Merger shall be subject to and conditioned upon the satisfaction at the Closing and the Effective Time of the Merger of each of the following conditions and no other conditions:

          5.1.1     Tax Change.  Intek shall not have received notice from
                    ----------
Andrews & Kurth,

LLP that it is withdrawing its opinion delivered under Section 2.44, which opinion may only be withdrawn due to a change in fact or law subsequent to the date hereof and prior to the Closing.

          5.1.2 Intek shall have received additional equity financing of at least $15,000,000 (and cash of at least $15,000,000 shall have been received).

          5.2    Protocall's Conditions of Closing.  The obligation of Protocall
                 ---------------------------------
to consummate the Closing and the Merger shall be subject to and conditioned upon the satisfaction at the Closing and the Effective Time of the Merger of each of the following conditions and no other conditions:

          5.2.1  Tax Change.  Protocall shall not have received notice from
                 ----------
Chrisman, Bynum & Johnson, P.C. that it is withdrawing its opinion delivered under Section 3.36, which opinion may only be withdrawn due to a change in fact or law subsequent to the date hereof and prior to the Closing.

          5.2.2 Intek shall have received additional equity financing on terms approved by the Board of Intek of at least $15,000,000 (and cash of at least $15,000,000 shall have been received).


                                   ARTICLE VI
                                   ----------
                     TERMINATION AND ABANDONMENT; AMENDMENT
                     --------------------------------------

          6.1    Methods of Termination.  The transactions contemplated herein
                 ----------------------
may be terminated and/or abandoned at any time prior to the Effective Time of the Merger:

                 6.1.1  By written consent of Intek and Protocall.

                 6.1.2 By either Intek or Protocall if: (i) the Closing shall not have occurred on or before February 24, 1997 (the "Termination Date"); or (ii) any court of competent jurisdiction of the United States or any State shall have issued an order, judgment or decree (other than temporary restraining order) restraining, enjoining or otherwise prohibiting the consummation of the transaction contemplated hereby and such order, judgment or decree shall have become final and nonappealable.

          6.2    Effect of Termination.  In the event of termination of this
                 ---------------------
Agreement pursuant to the provisions of Section 6.1, this Agreement (except for Sections 4.19, 8.1, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8 and 8.16, and Article VII,
which shall continue) shall become void and of no effect, without any liability on the part of the parties, unless the termination was the result of the representations and warranties of a party being incorrect when made or the breach by a party of a covenant herein contained, in which event the party whose representations and warranties were incorrect or which breached such covenants shall be liable to the other party for damages suffered by the other party.

          6.3    Procedure Upon Termination.  In the event of termination and/or
                 --------------------------
abandonment by any party pursuant to Section 6.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by any person. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein, each party will redeliver all documents, work papers and other information of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, except that such party may keep one copy thereof in a secure location for its legal files.

          6.4    Amendment.  This Agreement may be amended by Intek and
                 ---------
Protocall by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders of Intek and/or Protocall, but no amendment after approval by the stockholders of Intek or Protocall shall be made which changes any of the principal terms of this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of Intek, Protocall and the Shareholder Representative.


                                  ARTICLE VII
                                  -----------
                                INDEMNIFICATION
                                ---------------

          7.1    Shareholder General Indemnification Covenants.  Subject to the
                 ---------------------------------------------
provisions of this Article VII, Shareholders severally, and Protocall (collectively, the "Protocall Parties" but Protocall shall not be a Protocall Party after the Effective Time of the Merger) jointly and severally, shall indemnify, defend, save and keep Intek and its affiliates (including Protocall), officers, directors, successors and assigns (collectively, the "Intek Indemnitees"), harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including without limitation, reasonable attorneys' fees, disbursements and expenses including any diminution in the value of Protocall or the Protocall stock held by Intek (collectively "Damages"), sustained or incurred by any of the Intek Indemnitees as a result of, arising out or by virtue of any misrepresentations, breach of any warranty or representation, or non-fulfillment of any agreement or covenant on the part of the Shareholders or a Protocall, whether contained in this Agreement, any Document or any exhibit or schedule hereto or thereto, or any written statement or certificate furnished or to be furnished to Intek pursuant hereto or in any closing document delivered by Protocall or Shareholders to Intek in connection herewith, including, without limitation, any Affiliate Letter and Certificate Re: Tax-Free Reorganization. Such obligations apply regardless of the presence of a Third Party Claim (as defined below). For purposes of determining the amount of Damages for which indemnification is provided hereunder (but not for the purpose whether a breach of a representation, warranty or covenant has occurred), each of the representations, warranties and covenants made by any party in this Agreement or in any certificate or other instrument delivered pursuant hereto, including, without limitation, the Documents, shall be deemed to have been made without the inclusion of limitations or qualifications as to materiality such as the word "Material," if with the inclusion of such
                                         -- ----
limitation or qualification the representation, warranty or covenant was breached. For example, if there was a $70,000 misrepresentation (which is over the Material threshold), the Damages would be $70,000.

          7.2    Procedures for Indemnification Pursuant to Section 7.1.
                 ------------------------------------------------------

                 7.2.1 Promptly following the receipt by a Intek Indemnitee of notice of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency (a "Third Party Claim") or Intek receiving Knowledge of the basis of a claim for Damages, the Intek Indemnitee receiving the notice of the Third Party Claim or Knowledge of the basis for a claim: (i) shall notify Protocall (if the Merger has not occurred) and the Shareholder Representative, of its existence, setting forth the facts and circumstances of which such Intek Indemnitee has received notice or Knowledge; and (ii) if the Intek Indemnitee giving such notice is a person entitled to indemnification under this Section 7 (an "Indemnified Party"), specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted; provided,
                                                                --------
     however, that a failure to provide prompt notification shall not prevent or
     -------
     prejudice a claim under this Article VII except to the extent such failure has prejudiced the rights or defenses of the Protocall Parties.

                 7.2.2 The Indemnified Party shall, upon reasonable notice by the Shareholder Representative, tender the defense of a Third Party Claim to the Protocall Parties. If the Protocall Parties accept responsibility for the defense of a Third Party Claim, then the Protocall Parties shall have the right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in their discretion exercised in good faith and upon the advice of counsel, and subject to the consent of the Indemnified Party (which shall not be unreasonably withheld) to settle any such matter, either before or after the initiation of litigation provided that at least ten (10) days prior to any such settlement, they shall give written notice of their intention to settle to the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by the Protocall Parties.

                 7.2.3 Notwithstanding the foregoing, in connection with any settlement negotiated by the Protocall Parties, no Indemnified Party shall be required to: (i) enter into or be bound by or obligated under any settlement (a) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (b) if the Indemnified Party shall, in writing to the Protocall Parties within the ten (10) day period prior to such proposed settlement, unreasonably withhold its consent with respect to such settlement proposal as contemplated by Section 7.2.2., and desire to have the Protocall Parties tender the defense of such matter back to the Indemnified Party, or (c) that requires an Indemnified Party to take any unreasonable affirmative actions as a condition of such settlement; or (ii) consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice; provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to Clause
     (b) above, the Indemnified Party shall thereafter have all of the responsibility for defending, contesting and settling such Third Party Claim but shall not be entitled to indemnification by the Protocall Parties to the extent that, upon final resolution of such Third Party Claim, the Protocall Parties' liability to the Indemnified Party but for this proviso exceeds what the Protocall Parties' liability to the Indemnified Party would have been if the Protocall Parties were permitted to settle such Third Party Claim in the absence of the Indemnified Party exercising its right under Clause (b) above.

                 7.2.4  If, in accordance with the foregoing provisions of this
     Section 7.2, an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if the Protocall Parties shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Section 7.2, the Indemnified Party shall have the right, without prejudice to its rights of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Shareholders.
     If, pursuant to this Section 7.2, the Indemnified Party so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by the Protocall Parties for the reasonable attorneys' fees and other expenses of defending the Third Party Claim which are incurred from time to time, forthwith following the presentation to Shareholders of itemized bills for said attorneys' fees and other expenses. No failure by the Protocall Parties to acknowledge in writing their indemnification obligations under this Article VII shall relieve them of such obligations to the extent they exist.

                 7.2.5 In order to induce a rapid, fair and acceptable resolution of Third Party Claims, Intek will also be entitled to a distribution from the Active Fund as defined in the Escrow Agreement, attached hereto as Exhibit 1.15, in an amount equal to twenty percent (20%) of any funds remaining in the Active Fund, only, on the later of March 3, 1998, or such a time that all payments have been made for claims under the Escrow Agreement. The intent of this provision is to induce Intek to settle any and all Third Party Claims at a fair amount and share to the extent of 20% of the benefits of such settlement upon the breaking of the Active Fund. Provided, however, that (i) this Section 7.2.5. only applies to the amounts held in the Active Fund as defined in the Escrow Agreement established under Section 1.15 and (ii) Intek shall not in any event be entitled to more than twenty percent (20%) of the amount left in the Active Fund after all payments are made for claims under the Escrow Agreement.

          7.3    Certain Information.  The parties hereto shall furnish or cause
                 -------------------
to be furnished to each other (at reasonable times and at no charge) upon request as promptly as practicable such information (including access to books and records) pertinent to Protocall, the Partnership, or Intek and assistance relating to Protocall or Intek as is reasonably necessary for the preparation, review and audit of financial statements, the preparation, review, audit and filing of any Tax Return, the preparation for any audit or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment or which may result in Shareholders or Intek being liable under the indemnification provisions of this Article VII; provided, that access shall be limited to items pertaining solely to Protocall and the Partnership.

          7.4    Release by Shareholders.  Shareholders, as of the Effective
                 -----------------------
Time of the Merger, hereby release and discharge Protocall and its officers and directors from, and agree and covenant that in no event will Shareholders commence any litigation or other legal or administrative proceeding against, Protocall or any of its officers or directors, either in law or equity, relating to any and all claims and demands, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual, consequential, or otherwise, past, present and future, arising out of or in any way connected with their ownership of the equity securities of Protocall or any employment or consulting relationship (other than for wages or employee benefits accrued but not yet paid, or under debts for borrowed money as listed on a Schedule hereto) prior to or at the Effective Time of the Merger. Except for this Agreement and the agreements entered into hereunder, as of the Closing without further action, all shareholders, voting, preemptive, buy-sell, first refusal or similar rights, employment or consulting rights, by agreement or statute, of a Shareholder of Protocall, shall terminate as to securities of Protocall and as to Protocall. This Section shall in no way release, waive or extinguish claims that any Shareholder or Protocall has or will have against Intek arising in the past, present or future, including under this Agreement and the agreements entered into hereunder.

     Section 1542 Waiver.  With respect to all released Claims, Shareholder
     -------------------
waives all rights against the released party under Section 1542 of the California Civil Code, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The parties acknowledge that they may discover facts different from or in addition to those which they now believe to be true with respect to this section. The parties agree that, except as provided herein, this section shall be and remain effective notwithstanding the discovery of any different or additional facts. Except as expressly provided in this Agreement, no party nor any agent has made any statement or representation to any other party regarding any fact relied upon in entering into the release contained in this section, and each party expressly states that such party does not rely upon any statement, representation or promise of any other party or other party's agent in executing the release contained in this section except for those set forth in this Agreement. Each party hereto has made an investigation of the facts pertaining to this release as it deems necessary. In agreeing to this release, each releasing party assumes the risk of any misrepresentation, concealment or mistake with respect to the subject matter of this release except as set forth in this Agreement. If any releasing party should subsequently discover that any fact relied upon by the party in agreeing to this release was untrue, or that any fact was concealed from that party, or that the party's understanding of the law or facts was incorrect, the releasing party shall not be entitled to any relief as a result, including any alleged right or claim to set aside or rescind this release.

          7.5    Indemnification by Intek.  Subject to the provisions of this
                 ------------------------
Article VII, Intek agrees to indemnify and hold Shareholders harmless against, and will reimburse Shareholders on demand for, any Damages (as defined in Section 7.1) sustained or incurred by any of the Shareholders as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation, or non-fulfillment of any agreement or covenant on the part of Intek, whether contained in this Agreement, any Document or any exhibit or schedule hereto or thereto or any written statement or certificate furnished or be to furnished to Intek pursuant hereto or in any closing document delivered by Intek to Shareholders in connection herewith. The procedures set forth in Sections 7.2 and 7.3 shall be applied to any claim under this Section by a Shareholder, and the Shareholder shall be the "Intek Indemnitees" and "Indemnifying Party" for such purposes and Intek shall be the "Protocall Party" or "Shareholder." Such obligations apply regardless of the presence of a Third Party Claim.

          7.6    Exclusive Remedy.  The remedies provided in this Article VII
                 ----------------
are, to the extent permitted by law, the sole and exclusive remedies related to representations, warranties or covenants made or to be performed at or before the Closing or Effective Time of the Merger, and there are no other remedies otherwise available to any of the parties, for any claim by one party against any other party under this Agreement or with respect to the transactions contemplated by it related to representations, warranties or covenants made or to be performed at or before the Closing, except for equitable injunctive relief. No party shall make any claim under any theory, in tort, contract, statute or otherwise, which could not be brought directly hereunder due to the time or dollar limitations set forth in Sections 7.8.

          7.7    No Rights of Shareholders Against Protocall.  No Shareholder
                 -------------------------------------------
has any claim or cause of action, directly, by contribution, by subrogation or otherwise, against Protocall or Sub for any matter for which a Shareholder must provide indemnification, defense or hold harmless hereunder or under any other document or agreement.

          7.8    Limits on Each Person's Indemnification; Survival Periods.
                 ---------------------------------------------------------

                 7.8.1 The limits on indemnification, defense and hold harmless ("Indemnity") obligations hereunder are based on whether Damages for which indemnification is to be paid arise out of circumstances (i) of which Intek (if Intek is the indemnifying party or Protocall (if Protocall or a Shareholder is the indemnifying party and the claim relates to Protocall), or a Shareholder (if the claim relates solely to the Shareholder) is required to pay indemnification ("Indemnifying Party") had Knowledge or reasonably should have had Knowledge at the time of Closing ("Known Liabilities"), or (ii) of which the Indemnifying Party did not have Knowledge and reasonably should not have had Knowledge at the time of Closing ("Unknown Liabilities"). For purposes of this subsection 7.8.1, any indemnity obligation with respect to Taxes is deemed to be a Known Liability. The indemnity for Damages shall be limited in the case of any party (for this purpose all the Shareholders in the aggregate are one party) to: (a) as to Known Liabilities, $3,000,000 for claims asserted by an Indemnified Party within twelve (12) months after Closing, $2,000,000 for claims asserted by an Indemnified Party after twelve (12) months after Closing and before twenty-four (24) months after Closing, and $1,000,000 for claims asserted by an Indemnified Party after twenty-four (24) months after Closing and through three (3) years after Closing; and (b) as to Unknown Liabilities, $1,000,000 for claims asserted by an Indemnified Party before twenty-four (24) months after Closing. For purposes of the limitation reductions at twelve (12) and twenty-four (24) months, a claim will also be deemed made by the Indemnified Party within the applicable time period if a Third Party Claim is asserted by way of the filing of a lawsuit, arbitration, or complaint, claim or demand with a governmental body, within the twelve (12) or twenty-four (24) month period, as applicable, so long as the Indemnified Party has provided notice hereunder of a claim of Damages to the Indemnifying Party within thirty (30) days after the end of such twelve (12) or twenty-four (24) month period, as applicable (but this thirty (30) day grace period does not apply to Third Party Claims made other than by such a filing). The filing of a lawsuit, arbitration, or complaint, claim or demand with a governmental body, is not a condition for a Third Party Claim to exist. The indemnification limitation for Known Liabilities and Unknown Liabilities are independent, such that if the limitation for Unknown Liabilities is met, an Indemnified Party may still require indemnification with respect to a Known Liability up to the then applicable limitation. The amount of Damages for which indemnification to be paid by a party will in no case exceed $3,000,000.

     The indemnification obligations of the parties shall in all cases expire three (3) years after Closing for all claims for which notification has not been provided under Article VII to the Indemnifying Party by the Indemnified Party. Notwithstanding any other provision of this Article VII, an Indemnifying Party shall not be liable for indemnification unless the aggregate amount of Damages for which the Indemnifying Party would be liable, but for this paragraph exceeds $100,000 (the "Basket"); provided, however, that if the Basket is met it shall not serve to reduce the amount of Damages suffered by an Indemnified Party and the $100,000 shall thereupon be a part of the indemnifiable amount.

                 A Shareholder may pay an indemnification by delivery of cash or shares of Series B which shall be deemed to be valued at the initial Conversion Price per share (subject to adjustment only for stock splits, stock dividends, stock combinations and recapitalizations) ("Series B Value") unless in the sole reasoned opinion of Intek's counsel such payment will potentially adversely affect the treatment of the Merger as a reorganization pursuant to Code Section 368(a)(2)(D); provided, however, that the ratio of the aggregate indemnification paid in shares of Series B may not exceed the ratio that the Series B Value bears to the total Exchange Consideration. If a Shareholder disagrees with that legal opinion, he may bring his disagreement to the attention of Intek and Intek's counsel will consider the basis of the disagreement and respond in writing as to its agreement or disagreement with the Shareholder's position. If the Shareholder still disagrees with the opinion of Intek's counsel, and that Shareholder or Shareholders also disagreeing are liable for fifteen percent (15%) or more of the Damages, the Shareholder(s) will so notify Intek. Within twenty (20) days of that notice Intek will select three (3) nationally recognized law firms with which Intek does not have a prior relationship to render an opinion on that matter. The notifying Shareholders (by vote by the Shareholders liable for a majority of Damages) shall promptly select the firm from that list. Intek and such Shareholders shall each deliver a $5,000 retainer to such firm and such Shareholder(s) and Intek will request a legal opinion of that firm that such method of payment will not adversely affect the treatment of the Merger as a reorganization pursuant to Code Section 368(a)(2)(D). That opinion will be addressed to Intek and will be a "will not" opinion, not a "should not" or "more likely than not" opinion, and shall have only normal and reasonable assumptions and qualifications. If that opinion is delivered Intek will pay such counsel's fees and expenses and permit payment of indemnification as provided in this paragraph and if it is not delivered the requesting Shareholders will pay such counsel's fees and expenses and such method of payment will not be permitted.

                 Intek shall make claims initially against, and such claims shall be paid by, the Indemnification Escrow and only after that escrow has been exceeded will a claim be made against a Shareholder.

                 7.8.2 The indemnity, defense and hold harmless obligations of the Shareholders hereunder for a claim related to Protocall shall be proportional to the Exchange Consideration received by them valuing (i) the Series B at the Series B Value, and (ii) cash on a dollar for dollar basis. If Damages relate to a claim for which solely the Shareholder is liable (for example, his investment representations) the Damages payable by the Shareholder shall be limited to an amount equal to the maximum amount which the Shareholder could owe at the time of the claim for any potential Damages related to Protocall under Section 7.8.1. (regardless of whether any Damages in fact exist).

               7.8.3 The parties recognize that the period for indemnification hereunder is shorter than the statute of limitations for certain Third Party Claims. Accordingly, if a person has determined that grounds for a Third Party Claim exist, a person may notify the Indemnifying Party and, upon such notice, the rights of the person seeking indemnity shall be preserved and the later reduction in the amount of indemnity owing hereunder, or the time for asserting a claim hereunder, shall not apply to such potential Third Party Claim to the extend and in the amount described in such indemnification notice.


                                 ARTICLE VIII
                                 ------------
                                 MISCELLANEOUS
                                 -------------

          8.1  Notice.  Any notice required or permitted hereunder shall be in
               ------
writing and shall be sufficiently given if (i) personally delivered, (ii) mailed by certified or registered United States mail, return receipt requested, or
(iii) sent by recognized air express courier for next business day delivery, addressed as follows:

     If to Intek:        Intek Information Inc.
                         370 Seventeenth Street, Suite 3950
                         Denver, CO 80202
                         Attn: Timothy C. O'Crowley
                         Telephone: (303) 405-8400

     Copy to:            Chrisman, Bynum & Johnson, P.C.
                         1900 15th Street
                         Boulder, CO 80302
                         Attn: G. James Williams, Jr.
                         Telephone: (303) 546-1300


     If to Shareholders at any time,
     or to Protocall before the
     Effective Time of the
     Merger:             Frank Richards
                         PROTOCALL New Business Specialists, Inc.
                         396 Earhart Way
                         Livermore, California 94550
                         Telephone: (510) 371-3140

     Copy to:            Andrews & Kurth, LLP
                         425 Lexington Avenue
                         New York, New York  10017
                         Attn:  David S. Brosgol
                         Telephone:  (212) 850-2890


(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered, or two calendar days after mailed or as of the date delivered to the air express courier.

          8.2  Execution of Additional Documents.  The parties hereto will at
               ---------------------------------
any time, and from time to time after the Closing date, upon reasonable request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the intent of this Agreement, and to transfer and vest title to any securities being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the securities transferred, delivered and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

          8.3  Binding Effect; Benefits.  This Agreement shall be binding upon
               ------------------------
and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          8.4  Entire Agreement.  This Agreement, together with the exhibits,
               ----------------
schedules and other documents contemplated hereby, constitutes the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this Agreement and the exhibits, schedules and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing. This Agreement does not, however, supersede the $75,000 principal amount promissory note from Protocall to Intek dated December 6, 1996 or the related Security Agreement and Financing Statements.

          8.5  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Colorado exclusive of the conflict of law provisions thereof.

          8.6  Arbitration; Consent to Jurisdiction.  Except as provided below
               ------------------------------------
in this paragraph, any and all disputes arising under or related to this Agreement shall be submitted to binding arbitration before the American Arbitration Association ("AAA") in accordance with its rules of Commercial Arbitration. The decision of the arbiter shall be final and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Denver, Colorado. The arbiter shall be bound by the laws of the State of Colorado applicable to all relevant privileges and the attorney work product doctrine. The arbiter shall have the power to grant equitable relief where applicable under Colorado law and shall not be entitled to make an award of punitive damages. The arbiter shall issue a written opinion setting forth its decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, any party may seek and obtain an injunction or other appropriate relief from a court of competent jurisdiction to preserve or protect the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.

     Shareholders, Intek, and Protocall hereby consent to the jurisdiction of the courts of the State of Colorado and the United States District Courts for the District of Colorado and Northern District of California, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of their obligations arising hereunder or with respect to the transactions contemplated hereby and expressly waive any and all objections they may have as to venue in any of such courts.

          8.7  Attorneys' Fees and Costs.  In the event of any arbitration or
               -------------------------
litigation being filed or instituted between two or more of the parties concerning this Agreement, the Prevailing Party will be entitled to receive from the other party or parties its attorneys' fees, experts' fees, costs and expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief. The "Prevailing Party" is that party which is awarded judgment or other legal or equitable relief as a result of trial or arbitration, or who receives or is entitled to receive a payment of money from the other party in settlement of claims asserted by such party. If both parties receive a judgment or other award of relief, the court or the arbiter shall determine which party is the prevailing party, taking into consideration the merits of the claims asserted by each party, the relative values of the judgments or other forms of relief received by each party, and the relative equities between the parties.

          8.8  Survival.  All of the terms, covenants, conditions, warranties
               --------
and representations contained in this Agreement and any Document shall survive the execution hereof, the Closing hereunder and the Effective Time of the Merger.

          8.9  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          8.10 Headings.  Headings of the Sections of this Agreement are for the
               --------
convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          8.11 Waivers.  Either Intek or Protocall may, by written notice to the
               -------
other: (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or
(iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder nor as a waiver of any claim for breach of representation, warranty or covenant.

          8.12 Merger of Documents.  This Agreement and all agreements and
               -------------------
documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

          8.13 Incorporation of Exhibits and Schedules.  All exhibits and
               ---------------------------------------
schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          8.14 Severability.  If for any reason whatsoever any one or more of
               ------------
the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

          8.15 Assignability.  Neither this Agreement nor any of the parties'
               -------------
rights or obligations hereunder shall be assignable by any party hereto prior to the Effective Time of the Merger without the prior written consent of the other parties hereto and no assignment after the Effective Time of the Merger shall relieve a party of its obligations hereunder.

          8.16 No Action for Failure to Deliver Opinions, Etc.  No party shall
               ----------------------------------------------
have any claim or right of action against the legal counsel or accountants of the other party for the failure or refusal of such counsel or accountants to deliver any opinion, certification or letter requested hereunder.

          8.17 Effectiveness of Agreement.  This Agreement shall become
               --------------------------
effective and binding on the parties hereto only when signed and delivered by each of the parties hereto. There are no third party beneficiaries of this Agreement.

          8.18 Person.  The term "person" is to be broadly construed and
               ------
includes, without limitation, any entity, body, association, governmental body or agency, natural person or trust.

          8.19 Material.  The term "Material" shall mean a material effect on
               --------
(i) the business operations, condition (financial or otherwise), prospects, assets, liabilities or results of operations of either Protocall or Intek, taken as a whole, (ii) the value, condition or marketability of any material assets of either Protocall or Intek, taken as a whole or (iii) the ability of either Protocall or Intek to perform on a timely basis its obligations under any material contract or to exercise or enforce any of its material rights, powers or remedies under any material contract; provided, that no prospective change in the business, operations, condition (financial or otherwise) or results of operations of Protocall or Intek, on account of general economic conditions or local, regional, national or international industry conditions shall be deemed to constitute a Material effect.

          8.20 Knowledge.  The term "Knowledge" shall mean, when used in any
               ---------
representation, covenant or warranty of either Protocall or Intek contained herein, the actual knowledge of any officer, director, key employee, division head or similar person of either Protocall or Intek, as applicable.

          8.21 Taxes.  The term "Taxes" means, any taxes, assessments, duties,
               -----
fees, levies, imposts, deductions, withholdings, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever imposed by any government or taxing authority of any country or political subdivision of any country and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, and includes any liability of the company arising under any tax sharing agreement to which the company is or has been a party; and
(ii) "Return" means any report, return, statement, estimate, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

INTEK INFORMATION, INC.                 PROTOCALL NEW BUSINESS
a Delaware corporation                  SPECIALISTS, INC.
                                        a California corporation


By: /S/ TIMOTHY C. O'CROWLEY            By:  /S/ FRANK D. RICHARDS
    ------------------------------           ------------------------------
Its:       President                    Its:     President

By:                                     By:
    ------------------------------          -------------------------------
Its:      Secretary                      Its:    Assistant Secretary

Shareholders of Protocall, solely for purposes of the Sections herein as to which by their terms the Shareholders are parties.


 /S/ FRANK D. RICHARDS
 -------------------------------
 Frank D. Richards


 /S/ TYCE M. FIELDS                     /S/ PATRICIA J. KARLESKIND
 -------------------------------        -------------------------------
 Tyce M. Fields                         Patricia J. Karleskind



 /S/ THOMAS M. ROCCA                    /S/ JOAN M.. FIELDS
 -------------------------------        -------------------------------
 Thomas M. Rocca                         Joan M. Fields



 /S/ STEVE J. DARNELL                   /S/ JAMES M. FIELDS
 -------------------------------        -------------------------------
 Steve J. Darnell                       James M. Fields



 /S/ MICHAEL E. FORD                    /S/ JENNIFER A. WORLEY
 -------------------------------        -------------------------------
 Michael E. Ford                        Jennifer A. Worley



 /S/ JOHN STEUART                       /S/ DANIEL J. WORLEY
 -------------------------------        -------------------------------
 John Steuart                           Daniel J. Worley



 /S/ JOHN P. KARLESKIND, JR.            /S/ CRAIG BARTON
 -------------------------------        -------------------------------
 John P. Karleskind, Jr.                Craig Barton